UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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MDC PARTNERS INC.

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MDC PARTNERS INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

NOTICE IS HEREBY GIVEN THAT an annual meeting (the “Meeting”) of the shareholders of MDC Partners Inc. (“MDC Partners”, “MDC” or the “Company”) will be held at the Core Club, 66 E. 55th Street, New York, N.Y. on Wednesday, June 1, 2011 at 10:00 a.m. (New York City time) for the following purposes:

1.	To receive the consolidated financial statements of MDC Partners for the fiscal year ended December 31, 2010, together with the report of the auditors thereon;
2.	To elect seven (7) directors of MDC Partners;
3.	To appoint auditors;
4.	To approve the Company’s 2011 Stock Incentive Plan;
5.	To hold a non-binding advisory vote on executive compensation;
6.	To hold a non-binding advisory vote on the frequency of future advisory votes on executive compensation; and
7.	To transact such further and other business as may properly come before the Meeting or any adjournment thereof.

The accompanying Proxy Statement and Management Information Circular provides additional information to the matters to be dealt with at the Meeting and is deemed to form part of this notice. Attendance and voting are limited to shareholders of record at the close of business on April 8, 2011.

Shareholders who are unable to attend the Meeting in person, are asked to complete, date and sign the enclosed form of proxy and to return it promptly in the envelope provided.

Proxies to be used at the Meeting must be received by CIBC Mellon Trust Company, Attn: Proxy Department, P.O. Box 721, Toronto, Ontario M1S 0A1, or by fax to (416) 368-2502, not later than 4:30 p.m. (Eastern Daylight Time) on Monday, May 30, 2011 (or, if the Meeting is adjourned, not later than 48 hours, excluding Saturdays, Sundays and holidays, preceding the time of such adjourned Meeting).

By Order of the Board of Directors MITCHELL S. GENDEL, General Counsel and Corporate Secretary

Toronto, Ontario
April 28, 2011

MDC PARTNERS INC.

PROXY STATEMENT AND
MANAGEMENT INFORMATION CIRCULAR

Annual Meeting of Shareholders
to be held on June 1, 2011

GENERAL PROXY INFORMATION

SOLICITATION OF PROXIES

This Proxy Statement and Management Information Circular (the “Circular”) is furnished in connection with the solicitation of proxies by the management of MDC Partners Inc. (“MDC Partners” or the “Company”) for use at the annual meeting of shareholders of MDC Partners to be held at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders, and any adjournments thereof. Such meeting is hereinafter referred to as the “Meeting”. The information contained in this Circular is given as of the date hereof, except as otherwise noted herein. The address of the principal executive office of MDC Partners is 950 Third Avenue, New York, NY 10022, and its registered address is 45 Hazelton Avenue, Toronto, Ontario M5R 2E3. This Circular, the accompanying notice and the enclosed form of proxy are expected to first be mailed to shareholders on or about Friday, April 29, 2011.

Management expects that proxies will be solicited primarily by mail. Employees of MDC Partners or persons retained by MDC Partners for that purpose may also solicit proxies personally or by telephone. If a holder holds his, her or its shares in the name of a bank, broker or other nominee, see “Beneficial Owners” below.

MANNER IN WHICH PROXIES WILL BE VOTED

The shares represented by the accompanying form of proxy, if the same is properly executed in favor of Messrs. Nadal and Gendel, the management nominees, and received at the offices of CIBC Mellon Trust Company, Attn: Proxy Department, P.O. Box 721, Toronto, Ontario M1S 0A1 (the “Transfer Agent”) not later than 4:30 p.m. (Eastern Daylight Time) on Monday, May 30, 2011 (or, if the Meeting is adjourned, not later than 48 hours, excluding Saturdays, Sundays and holidays, preceding the time of such adjourned Meeting), will be voted or withheld from voting at the Meeting and, subject to Section 152 of the Canada Business Corporations Act, where a choice is specified in respect of any matter to be acted upon, will be voted in accordance with the specifications made. In the absence of such a specification, such shares will be voted (i) FOR the election of all seven nominees for the Board of Directors of MDC Partners; (ii) FOR the appointment of BDO USA, LLP as auditors of MDC Partners and to authorize the directors to fix their remuneration; (iii) FOR the approval of the proposed 2011 Stock Incentive Plan; (iv) FOR the approval, on an advisory basis, of the compensation of the Company’s named executive officers; and (v) FOR the approval, on an advisory basis, of an annual advisory vote on executive compensation.

The accompanying form of proxy confers discretionary authority upon the persons named therein with respect to amendments or variations to matters identified in the accompanying Notice of Annual Meeting of Shareholders, and with respect to other matters which may properly come before the Meeting. At the date hereof, management knows of no such amendments, variations or other matters.

At any meeting of shareholders (including the 2011 Annual Meeting of Shareholders), a quorum for the transaction of business will be not less than 33 1/3% of the shares entitled to vote at the meeting, represented either in person or by proxy. Only a shareholder of record at the close of business on April 8, 2011 (the “record date”) will be entitled to vote, or grant proxies to vote, such Class A Subordinate Voting Shares (“Class A Shares”) or Class B Shares at the Meeting (subject, in the case of voting by proxy, to the timely deposit of his or her executed form of proxy as described herein).

All matters are ordinary resolutions which must be passed by at least a majority of the votes cast by shareholders present in person or represented by proxy who voted in respect of the ordinary resolution at the Meeting, except that the votes for the election of directors and for the advisory, non-binding vote on the frequency of the advisory vote on executive compensation must be passed by a plurality of the votes cast. Broker non-votes are included in the calculation of the number of votes considered to be present at the Meeting for purposes of determining a quorum, but otherwise will not affect the voting outcome of the proposals. An automated system administered by the Transfer Agent tabulates the votes.

ALTERNATE PROXY

Each shareholder has the right to appoint a person other than the persons named in the accompanying form of proxy, who need not be a shareholder, to attend and act for him or her and on his or her behalf at the Meeting. Any shareholder wishing to exercise such right may do so by inserting in the blank space provided in the accompanying form of proxy the name of the person whom such shareholder wishes to appoint as proxy and by duly depositing such proxy, or by duly completing and depositing another proper form of proxy and depositing the same with the Transfer Agent at the address and within the time specified under “Manner In Which Proxies Will Be Voted” above.

REVOCABILITY OF PROXY

A shareholder giving a proxy has the power to revoke it. Such revocation may be made by the shareholder by duly executing another form of proxy bearing a later date and duly depositing the same before the specified time, or may be made by written instrument revoking such proxy executed by the shareholder or by his or her attorney authorized in writing or, if the shareholder is a body corporate, by an officer or attorney thereof duly authorized, and deposited either at the corporate office of MDC Partners, 950 Third Avenue, New York, NY 10022, at any time up to and including 4:30 p.m. (Eastern Daylight Time) on the last business day preceding the date of the Meeting or any adjournment thereof, or with the chairman of the Meeting on the day of the Meeting or any adjournment thereof. If such written instrument is deposited with the chairman of the Meeting on the day of the Meeting or any adjournment thereof, such instrument will not be effective with respect to any matter on which a vote has already been cast pursuant to such proxy.

BENEFICIAL OWNERS

Most shareholders are “beneficial owners” who are non-registered shareholders. Their shares are registered in the name of an intermediary, such as a securities broker, financial institution, trustee, custodian or other nominee who holds the shares on their behalf, or in the name of a clearing agency in which the intermediary is a participant (such as The Canadian Depository for Securities Limited). Intermediaries have obligations to forward meeting materials to the non-registered holders, unless otherwise instructed by the holder (and as required by regulation in some cases, despite such instructions).

Only registered shareholders or their duly appointed proxyholders are permitted to vote at the Meeting. Non-registered holders should follow the directions of their intermediaries with respect to the procedures to be followed for voting. Generally, intermediaries will provide non-registered holders with either: (a) a voting instruction form for completion and execution by the non-registered holder, or (b) a proxy form, executed by the intermediary and restricted to the number of shares owned by the non-registered holder, but otherwise uncompleted. These are procedures to permit the non-registered holders to direct the voting of the shares that they beneficially own.

If the non-registered holder wishes to attend and vote in person at the meeting, they must insert their own name in the space provided for the appointment of a proxyholder on the voting instruction form or proxy form provided by the intermediary, and carefully follow the intermediary’s instructions for return of the executed form or other method of response.

If the non-registered shareholder does not provide voting instructions to its intermediary, the shares will not be voted on any proposal on which the intermediary does not have discretionary authority to vote. Under current rules, certain intermediaries may not have discretionary authority to vote shares at the Meeting on the proposal relating to the election of directors, the Company’s 2011 Stock Incentive Plan, or the advisory votes on executive compensation and frequency of the executive compensation vote. We encourage all non-registered shareholders to provide instructions to the securities broker, financial institution, trustee, custodian or other nominee who holds the shares on their behalf by carefully following the instructions provided.

CURRENCY

Unless otherwise stated, all amounts reported in this Proxy Statement and Management Information Circular are in U.S. dollars. Canadian dollar amounts have been translated to U.S. dollars at the following rates:

	2009	2010	2011
As at December 31st	0.9515	1.0054	—
As at March 31st	0.7928	0.9497	0.9696
Average for year ended December 31st	0.8750	0.9708	—

AUTHORIZED CAPITAL AND VOTING SHARES

The authorized capital of MDC Partners consists of an unlimited number of Class A Subordinate Voting Shares (the “Class A Shares”); an unlimited number of Class B Shares (the “Class B Shares”) (the Class A Shares and the Class B Shares are herein referred to collectively as the “shares”); and an unlimited number of non-voting Preference Shares, issuable in series, in an unlimited number of which 5,000 Series 1 Preference Shares, 700,000 Series 2 Preference Shares and an unlimited number of Series 3 Preference Shares have been designated.

As at April 8, 2011, MDC Partners had outstanding 29,912,800 Class A Shares (including restricted stock awards), 2,503 Class B Shares, no Series 1 Preference Shares, no Series 2 Preference Shares and no Series 3 Preference Shares. The holders of the Class A Shares are entitled to one vote in respect of each Class A Share held in connection with each matter to be acted upon at the Meeting and the holders of the Class B Shares are entitled to twenty votes in respect of each Class B Share held in connection with each matter to be acted upon at the Meeting. Approximately 99.8% of the aggregate voting rights attached to the issued and outstanding shares of MDC Partners are represented by the Class A Shares.

The articles of MDC Partners contain provisions providing that, in the event an offer is made to purchase Class B Shares which must, by reason of applicable securities legislation or the requirements of a stock exchange on which the Class B Shares are listed, be made to all or substantially all of the Class B Shares, and which offer is not made on identical terms, as to price per share and percentage of outstanding shares, to purchase the Class A Shares, the holders of Class A Shares shall have the right to convert such shares into Class B Shares in certain specified instances.

To the knowledge of the directors and officers of MDC Partners, no person (or group of persons) beneficially owns, directly or indirectly, or exercises control or direction over, voting securities of MDC Partners representing more than 5% of the voting rights attached to any class of voting securities of MDC Partners other than Miles S. Nadal (Chairman, CEO and President of MDC Partners); Eagle Asset Management Inc.; FMR LLC; Gruber and McBaine Capital Management, LLC; and William Blair & Company, LLC. See “Security Ownership of Management and Certain Beneficial Owners” below for details of shares beneficially owned by these persons and entities.

EXPENSES

MDC Partners will pay all of the expenses of soliciting proxies for management. In addition to the mailing of the proxy material, such solicitation may be made in person or by telephone by directors, officers and employees of MDC Partners, whose directors, officers and employees will receive no compensation for such solicitation other than their regular salaries or fees. MDC Partners has retained CIBC Mellon Trust Company to aid in the solicitation of proxies. MDC Partners expects the additional expense of that assistance to be approximately $15,000. MDC Partners also will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxy materials to beneficial owners. MDC Partners will, upon request, reimburse these institutions for their reasonable charges and expenses incurred in forwarding this proxy material to beneficial owners of shares.

PARTICULARS OF MATTERS TO BE ACTED UPON

ITEM 1 — ELECTION OF DIRECTORS

Seven directors are to be elected to the Board of Directors (the “Board”) at the Meeting. Each director elected will hold office until the next annual meeting of shareholders or until his successor is duly elected or appointed, unless his office is earlier vacated in accordance with the by-laws of MDC Partners. Management does not contemplate that any of the nominees will be unable to serve as a director but, if that should occur for any reason prior to the Meeting, the persons named in the accompanying proxy reserve the right to vote for another nominee in their discretion. Unless otherwise instructed, the persons named in the accompanying proxy (provided the same is duly executed in their favor and is duly deposited) intend to vote FOR the election of the nominees whose names are set forth below.

With the exception of Mr. Nadal and Mr. Pustil, the Board has determined that all of the nominees are independent under applicable Nasdaq rules and the Board’s governance principles, and are independent under applicable Canadian laws within the meaning of National Instrument 58-101 — Disclosure of Corporate Governance Practices. In addition, pursuant to applicable requirements of the Canada Business Corporations Act (the “CBCA”), MDC Partners is required to have at least 25% resident Canadian directors. Messrs. Copeland, Kirby, and Pustil are resident Canadians.

Information Concerning Nominees for Election as Directors

MDC Partners believes that each nominee for election as director possesses the personal and professional qualifications necessary to serve as a member of the Board, including the particular experience, talent, expertise and background set forth below. The following information relating to the nominees as directors, including their principal occupations and positions for the past five years and in certain cases prior years, is based partly on MDC Partners’ records and partly on information received by MDC Partners from such persons and is given as of April 8, 2011:

Miles S. Nadal, age 53, is the Chairman, Chief Executive Officer, President and founder of MDC Partners. Mr. Nadal has been a Director and Chief Executive Officer of MDC since 1986, and President of MDC since 2007. Mr. Nadal has been involved in a number of additional businesses, including as a founder of First Asset Management Inc., one of Canada’s largest independent asset management firms with more than $35 billion under management. The firm was sold to a large money management firm in late 2005. Mr. Nadal is also the founder and a partner of Peerage Realty Partners and Artemis Investment Management. Mr. Nadal was also a former director of First Knowledge Partners, an entity which filed a voluntary bankruptcy petition with the Bankruptcy Court in Delaware in September 2002.

Mr. Nadal is active in supporting various business and community organizations. He provided the keystone gift for the rebuilding of the Bloor Jewish Community Centre (now the Miles S. Nadal Jewish Community Centre), and served on the boards of Mount Sinai and Baycrest. He was a keystone contributor to the revitalization of Ayolon/Canada Park (Canada-Israel Park), which has been named “The Miles S. Nadal & Family Environmental Community”. Through his involvement with Junior Achievement of Canada and the Schulich School of Business, Mr. Nadal has provided a number of high school and university scholarships for students striving to become entrepreneurs of the future.

Under Mr. Nadal’s leadership, MDC Partners has grown into one of the world’s largest marketing communications networks whose over 35 holdings include Crispin Porter + Bogusky, kirshenbaum bond senecal + partners, Anomaly, Bruce Mau Design, henderson bas, Redscout, Attention, Sloane & Company, Colle + McVoy, TEAM, HL Group, Relevent, Kwittken, 72 and Sunny, Kenna, Capital C, Hello Design, mono and Vitro Robertson. Mr. Nadal’s thorough knowledge of MDC Partners’ business and affairs makes him particularly qualified to be Chairman of the Board. Mr. Nadal is a resident of Nassau, Bahamas, and beneficially owns 3,641,481 Class A Shares of MDC.

Robert J. Kamerschen, age 75, is a private investor and senior advisor and consultant. Mr. Kamerschen was the Chairman of Survey Sampling Inc., a private company which provides internet and telephone survey sampling to marketing research companies, from June 2005 until his retirement in 2009. He is the Retired Chairman and Chief Executive Officer of ADVO, Inc., a NYSE-listed direct mail microtargeting service company, which he led from 1988 until his retirement in 1999. During the past five years, Mr. Kamerschen has served as a director at R.H. Donnelley Corporation, Linens n’ Things, Vertrue, Inc. IMS Health Inc., and Radio Shack Corporation. Mr. Kamerschen brings extensive management and corporate governance experience to the Board through his service in senior leadership positions in a number of public and private companies in diverse industry categories. Mr. Kamerschen has been a Director of MDC since July 28, 2004, and he is currently MDC’s Presiding Director and a member of the Human Resources & Compensation Committee and Nominating & Corporate Governance Committee. Mr. Kamerschen is a resident of New Canaan, Connecticut, and beneficially owns 246,261 Class A Shares of MDC and 12,198 restricted Class A Shares of MDC.

Clare R. Copeland, age 75, is Chief Executive Officer of Falls Management Company, a commercial development and casino operator in Niagara Falls, Ontario, a position he has held since November 2004. Previously, Mr. Copeland was Chairman and Chief Executive Officer of OSF Inc., a manufacturer of retail store interiors and Chief Executive Officer of People’s Jewelers Corporation, a jewelry retailer. He is also Chairman of Toronto Hydro. In addition, Mr. Copeland is a trustee of RioCan Real Estate Investment Trust, Chesswood Income Fund and Telesat, and is a member of the board of directors of Danier Leather Inc. and Entertainment One Ltd. Mr. Copeland brings extensive experience in management and oversight to the Board. Mr. Copeland has been a member of the MDC Partners Board of Directors since June 30, 2007, and serves as Chairman of the Audit Committee and a member of the Human Resources & Compensation Committee. Mr. Copeland resides in Toronto, Ontario, and beneficially owns 12,148 Class A Shares of MDC.

Thomas N. Davidson, age 71, has been Chairman of NuTech Precision Metals, Inc., a specialty metals processing company, since 1987, and Chairman of Quarry Hill Group, a private investment holding company, since 1989. During the past five years, Mr. Davidson has served as a director of TLC Vision Corp, Occulogix, Inc. (known as TearLab), Azure Dynamics Corporation, and continues to serve as a director of TearLab. Mr. Davidson also serves on several charity and civic group boards. Mr. Davidson brings extensive leadership experience to the Board. Mr. Davidson has been a Director of MDC since June 21, 1988. He is currently a member of the Audit Committee, the Human Resources & Compensation Committee and the Nominating & Corporate Governance Committee. Mr. Davidson is a resident of Key Largo, Florida, and beneficially owns 204,684 Class A Shares of MDC and 12,198 restricted Class A Shares of MDC.

Scott L. Kauffman, age 55, is the Chairman of several venture-backed Internet companies, including Tune-Up Media, MetaChannels, Lotame and Mintbox. From January 2009 to August 2010, Mr Kauffman was President and Chief Executive Officer, and a member of the board, of GeekNet, Inc., a publicly-traded open source software application developer and e-commerce website operator. From May 2008 to December 2008, Mr. Kauffman was President and CEO, and a member of the board, of PopTok Ltd., a start-up that facilitates the personalizing and digitizing of TV, movie, and music video content for use in everyday conversations. From September 2006 until its acquisition by Yahoo! in October 2007, Mr. Kauffman was President and Chief Operating Officer, and a member of the board, of BlueLithium, Inc., an Internet advertising network and performance marketing company. Prior to joining BlueLithium, Mr. Kauffman was President and CEO, and a member of the board, of Zinio Systems, Inc., a provider of digital magazine services, from July 2004 until August 2006. From February 2003 to June 2004, he was President and CEO, and a member of the board, of MusicNow LLC, a digital music service. From April 2001 to February 2003 he was President and CEO of Coremetrics Inc., a web services provider of marketing analytics solutions, where he continued to serve as a member of the board until the company was acquired by IBM in July 2010. In April 2011, Mr. Kauffman was appointed to the board of directors of LookSmart Ltd. Mr. Kauffman has served in senior and executive management capacities with other digital entertainment, consumer marketing, media and technology companies, including CompuServe and Time Warner. Mr. Kauffman holds an AB in English from Vassar College and an MBA in marketing from New York University. In 1996, Advertising Age named him one of twenty digital media masters, and in 1992, Advertising Age named him one of the top 100 marketers in the country. Mr. Kauffman brings extensive relevant industry experience to the Board. Mr. Kauffman was appointed as a Director of MDC Partners on April 28, 2006, and currently serves as Chairman of the Human Resources & Compensation Committee, and as a member of the Nominating & Corporate Governance Committee. Mr. Kauffman is a resident of Palo Alto, California and beneficially owns 12,000 Class A Shares of MDC and 12,198 restricted Class A Shares of MDC.

Michael J.L. Kirby, age 69, was a member of the Senate of Canada from 1984 until his retirement in October 2006. From 1994 to 1999, he served as Chairman of the Standing Senate Committee on Banking, Trade and Commerce. Sen. Kirby currently serves as a director of The Bank of Nova Scotia, Extendicare Inc., Just Energy Income Fund, Indigo Books & Music Inc., and ImmunoVaccine Technologies, Inc. He has also been Vice Chairman of the Accounting Standards Oversight Council of the Canadian Institute of Chartered Accountants. He has previously been a director of Brainhunter Inc., Maxxcom, Inc., Quaker Oats (Canada), Onex Packaging, Westbury Canadian Life, Cotton Ginny, RJR-Macdonald Inc., a member of the Advisory Board of AT&T Enterprises (Canada), Nissan (Canada), and other private companies. Sen. Kirby holds a PhD in applied mathematics and has taught in several graduate business programs. With his distinguished background, Sen. Kirby brings exceptional leadership, experience and expertise to the Board. Sen. Kirby has been a Director of MDC since April 22, 2004. He is a member of the Audit Committee, the Human Resources & Compensation Committee, and is the Chairman of the Nominating & Corporate Governance Committee. Sen. Kirby is a resident of Ottawa, Ontario, and beneficially owns 21,381 Class A Shares of MDC.

Stephen M. Pustil, age 67, is Vice Chairman of MDC Partners, a position he has held since 1992. He is also President of Peerage Realty Partners and Chairman of Artemis Investment Management. Mr. Pustil is a chartered accountant and serves on the Board of Mount Sinai Hospital. Mr. Pustil brings investment experience to the Board. Mr. Pustil has been a Director of MDC since April 9, 1992. Mr. Pustil is a resident of Toronto, Ontario, and beneficially owns 148,571 Class A Shares of MDC.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE “FOR” ELECTION OF THE PROPOSED DIRECTORS.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the beneficial ownership of the Class A Shares and the Class B Shares of MDC outstanding as of April 8, 2011 by each beneficial owner of more than five percent of such shares, by each of the directors of MDC and the current nominees for Board election, by each of the executives named in the Summary Compensation Table below and by all current directors and executive officers of MDC as a group.

Name	Type of Shareholding	Number of Voting Shares Beneficially Owned, or Over Which Control or Direction is Exercised(1)						Approximate Percentage of Class(5)
		Class A Subordinate Voting Shares(2)		Class A Shares Underlying Options, Warrants or Similar Right Exercisable Currently or Within 60 Days(3)	Class A Shares Underlying All Options, Warrants or Similar Right(4)		Class B Shares	Class A Shares	Class B Shares
Miles S. Nadal	Direct	3,641,481	(6)	—	1,621,987	(7)	—	12.2%	—
Clare Copeland	Direct	12,148		19,000	37,198	(7)		*
Thomas N. Davidson	Direct	166,882	(8)	25,000	25,000		—	*	—
	Indirect	50,000
Robert J. Kamerschen	Direct	258,459	(8)	5,000	5,000		—	*	—
Scott L. Kauffman	Direct	24,198	(8)	25,000	25,000		—	*
Michael J.L. Kirby	Direct	21,000		4,000	12,198	(7)	—	*	—
	Indirect	381
Stephen M. Pustil	Direct	148,571		1,905	88,956	(7)	—	*	—
David B. Doft	Direct	101,179	(8)	—	45,000		—	*	—
	Indirect	1,000
Robert Dickson	Direct	137,183		—	91,908	(7)	—	*	—
Michael Sabatino	Direct	121,501	(8)	—	45,000		—	*	—
Mitchell Gendel	Direct	107,213	(8)	—	45,000		—	*	—
All directors and officers of MDC as a group (12 persons)		4,856,848		79,905	2,125,500		—	16.2%	—
FMR LLC(9)		3,500,664		—	—		—	11.7%	—
William Blair & Company, LLC(9)		1,845,055		—	—		—	6.2%
Eagle Asset Management Inc.(9)		1,670,340		—	—		—	5.6%	—
Gruber & McBaine Capital Management, LLC(9)		1,520,155		—	—		—	5.1%	—

*	The percentage of shares beneficially owned does not exceed one percent of the outstanding shares.
(1)	Unless otherwise noted, MDC Partners believes that all persons named in the table above have sole voting power and dispositive power with respect to all shares beneficially owned by them.
(2)	This column includes Class A Shares owned directly or indirectly, but does not include Class A Shares subject to options, warrants or similar rights.
(3)	This column includes Class A Shares subject to options, warrants or similar rights that are currently exercisable or will become exercisable within 60 days after April 8, 2011.
(4)	This column includes Class A Shares subject to all outstanding options, warrants or similar rights (including EVARs), whether or not such options, warrants or similar rights are currently exercisable or will become exercisable within 60 days after April 8, 2011. However, this column does not include SARs, which do not represent the right to acquire shares because they may be settled, at the Board’s discretion, in either cash or Class A Shares.

(5)	For purposes of computing the percentage of outstanding shares held by each person or group named above, any shares which that person or persons has or have the right to acquire within 60 days of April 8, 2011, is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.
(6)	Of this amount, 2,991,458 shares have been pledged as collateral for margin accounts maintained at Comerica Securities Inc., RBC Dominion Securities Inc. and CIBC Wood Gundy, a division of CIBC World Markets Inc.
(7)	Includes restricted stock units that have not yet vested.
(8)	Includes shares of restricted stock that have not yet vested.
(9)	Stock ownership of these entities is based solely on a Schedule 13G or 13G/A filed by each such entity. The address of FMR LLC is 82 Devonshire Street, Boston, Massachusetts 02109, and its most recent Schedule 13G/A was filed on February 14, 2011. The address of William Blair & Company L.L.C. is 222 West Adams, Chicago, IL 60606, and its most recent Schedule 13G/A was filed on February 8, 2011. The address of Eagle Asset Management, Inc. is 880 Carillon Parkway, St. Petersburg, Florida 33716, and its most recent Schedule 13G was filed on January 27, 2011. The address of Gruber & McBaine Capital Management, LLC is 50 Osgood Place, Penthouse, San Francisco, CA 94133, and its most recent Schedule 13G was filed on January 24, 2011.

Information about the Board and Corporate Governance

The Board oversees the management of the business and affairs of MDC Partners as provided by Canadian law. The Board conducts its business through meetings of the Board and three standing committees: the Audit Committee, the Human Resources & Compensation Committee and the Nominating and Corporate Governance Committee. In August 2006, the Board formed a “Special Committee” of two independent directors for the purpose of conducting an internal review of the Company’s historical option grant process. Upon completion of the Special Committee’s review the Special Committee was disbanded and the Board formed an “Oversight Committee” of independent directors for the purpose of overseeing the implementation of the Special Committee’s recommendations.

The Board has established guidelines for determining director independence, and all current directors, with the exception of Messrs. Nadal and Pustil, have been determined by the Board to be independent under applicable Nasdaq rules and the Board’s governance principles, and are independent under applicable Canadian laws within the meaning of National Instrument 58-101 — Disclosure of Corporate Governance Practices.

MDC Partners has also adopted a written Code of Conduct in order to help directors, officers and employees resolve ethical issues in an increasingly complex business environment. The Code applies to all directors, officers and employees, including the Chief Executive Officer, the President, the Chief Financial Officer, the Chief Accounting Officer, the General Counsel and any other employee with any responsibility for the preparation and filing of documents with the Securities and Exchange Commission. The Code covers topics including, but not limited to, conflicts of interest, confidentiality of information and compliance with laws. In addition, the Board of MDC Partners adopted in 2006 a set of Corporate Governance Guidelines as a framework within which the Board and its committees conduct business.

The Company’s Corporate Governance Guidelines contain a majority vote provision, which requires that a director nominee who receives, in an uncontested election, a number of votes “withheld” that is greater than the number of votes cast “for” his or her election to offer to resign from the Board, with such resignation to become effective if the Board does not reject it within 60 days after the date of the election.

Copies of the charters of the Audit Committee, the Human Resources & Compensation Committee and the Nominating and Corporate Governance Committee, as well the Code of Conduct and Corporate Governance Guidelines, are available free of charge at MDC Partners’ website located at http://www.mdc-partners.com/#/corporate_info/. Copies of these documents are also available in print to any shareholder upon written request to 950 Third Avenue, New York, NY 10022, Attention: Investor Relations.

Meetings

The Board held seven (7) meetings in 2010. All current members of the Board attended each of these Board meetings in 2010.

The various Board committees met the number of times shown in parentheses: Audit Committee (6); Human Resources & Compensation Committee (8); and Nominating & Corporate Governance Committee (3). Each incumbent director attended all meetings of all Board committees on which they served during such period. MDC has a formal policy regarding attendance by directors at its annual general meetings of shareholders which states that all directors are expected to attend, provided that a director who is unable to attend such a meeting is expected to notify the Chairman of the Board in advance of any such meeting. All of the members of the Board attended the 2010 annual meeting of shareholders.

Committees of the Board

The Board currently has four committees: the Audit Committee, the Human Resources & Compensation Committee, the Nominating & Corporate Governance Committee and the Oversight Committee. The terms of reference and mandate for each committee of the Board are summarized below.

Audit Committee

The Audit Committee is composed of three members, all of whom are considered to be “unrelated” as determined under the TSX Guidelines and “independent” according to the applicable rules of Nasdaq, the Securities and Exchange Commission and applicable Canadian securities regulatory authorities. The Audit Committee reviews all financial statements, annual and interim, intended for circulation to shareholders and reports upon these to the Board. In addition, the Board may refer to the Audit Committee on matters and questions relating to the financial position of MDC Partners and its affiliates. The Audit Committee is also responsible for overseeing and reviewing with management and the independent auditor the adequacy and effectiveness of the Company’s accounting and internal control policies and procedures; reviewing with management its compliance with prescribed policies, procedures and internal controls; and reviewing with management and the independent auditor any reportable conditions affecting internal controls, as more fully disclosed in Item 9A (Controls and Procedures) of the Company’s Annual Report on Form 10-K for the year ended December 31, 2010. While the Audit Committee has the duties and responsibilities set forth above, the Audit Committee is not responsible for planning or conducting the audit or for determining whether the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Management has the responsibility for preparing the financial statements and implementing internal controls and the independent auditor has the responsibility of auditing the financial statements.

The current members of the Audit Committee are: Clare Copeland (Chairman), Thomas N. Davidson and Michael J.L. Kirby. The Board has determined that Mr. Kirby qualifies as an “audit committee financial expert” under the Sarbanes-Oxley Act of 2002 and applicable Nasdaq and Securities and Exchange Commission regulations. In addition, each of the members of the Audit Committee is “financially literate” as required by the Canadian Securities Administrators. The Audit Committee’s current charter is appended hereto as Exhibit A.

Nominating & Corporate Governance Committee

The Nominating & Corporate Governance Committee is composed of four members, all of whom are considered to be “unrelated” as determined under the TSX Guidelines and “independent” according to the applicable rules of Nasdaq and the Securities and Exchange Commission. The Nominating & Corporate Governance Committee is responsible for reviewing and making recommendations to the full Board with respect to developments in the area of corporate governance and the practices of the Board. The Nominating & Corporate Governance Committee is also responsible for evaluating the performance of the Board as a whole and for reporting to the Board with respect to appropriate candidates for nominations to the Board. The current members of the Nominating & Corporate Governance Committee are: Michael J.L. Kirby (Chairman), Thomas N. Davidson, Scott L. Kauffman and Robert J. Kamerschen. The Committee’s current charter is available at http://www.mdc-partners.com/#/corporate_info/committees. The Company will disclose any amendments to, or waivers of, the charter on its website at www.mdc-partners.com in accordance with applicable law and the requirements of the NASDAQ corporate governance standards.

Human Resources & Compensation Committee

The Human Resources & Compensation Committee (the “Compensation Committee”) is composed of four members, all of whom are considered to be “unrelated” as determined under the TSX Guidelines, “independent” according to the applicable rules of Nasdaq and the Securities and Exchange Commission and an outside director within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and a non-employee director within the meaning of Rule 16b-3 under the Exchange Act. The Compensation Committee makes recommendations to the Board on, among other things, the compensation of senior executives. The Compensation Committee discusses personnel and human resources matters including recruitment and development, management succession and benefits plans and grants awards under the EVARs Program, the SARs Plan, the 2005 Stock Incentive Plan and the 2008 Key Partners Incentive Plan (each as defined below). Salary, bonus or other payments for the benefit of senior management are reviewed and approved by the Compensation Committee. In 2005 – 2007, and in 2010 – 2011, the Compensation Committee engaged Mercer Human Resource Consulting LLC to review and evaluate the Company’s executive compensation levels, and to make recommendations for compensation of the Company’s executive officers based on comparable industry levels, which recommendations have been implemented by the Committee. The current members of the Human Resources & Compensation Committee are: Scott L. Kauffman (Chairman), Clare Copeland, Robert J. Kamerschen, Thomas N. Davidson and Michael J.L. Kirby. The Human Resources & Compensation Committee’s current charter is available at http://www.mdc-partners.com/#/corporate_ info/committees. The Company will disclose any amendments to, or waivers of, the charter on its website at www.mdc-partners.com in accordance with applicable law and the requirements of the NASDAQ corporate governance standards.

Oversight Committee

The Oversight Committee is currently composed of two members, both of whom are considered to be “unrelated” as determined under the TSX Guidelines and “independent” according to the applicable rules of Nasdaq and the Securities and Exchange Commission. The Oversight Committee is responsible for overseeing and implementing the recommendations of the Special Committee following its review of the Company’s historical option grant process. The current members of the Oversight Committee are Michael J.L. Kirby (Chairman) and Scott L. Kauffman.

Board Leadership, Executive Sessions and Communications with the Board

Presently, Mr. Nadal, our Chief Executive Officer and President, is also the Chairman of the Board. The Board does not require the separation of the offices of Chairman of the Board and Chief Executive Officer or President. All of the Company’s directors, whether members of management or not, have a fiduciary duty to exercise their business judgment in the best interests of the Company. The Board believes separating the roles of Chairman of the Board and Chief Executive Officer or President would not diminish or augment these fiduciary duties. The Board deliberates and decides, each time it selects a Chairman of the Board, whether the roles should be combined or separate, based upon the then current needs of the Company and the Board. The Board believes that the Company is currently best served by having Mr. Nadal hold each of these positions, and by having a separate independent director serve as “Presiding Director.”

Non-employee directors frequently meet in executive sessions without management in conjunction with each regularly scheduled Board meeting. The Company’s Presiding Director has the primary responsibility to preside over these sessions of the Board. The current non-executive Presiding Director is Robert J. Kamerschen. Additional information about the role of the Presiding Director is set forth in the Company’s Corporate Governance Guidelines, which is available free of charge at MDC Partners’ website at http://www.mdc-partners.com/#/corporate_info/governance. Shareholders or others who wish to communicate with the non-executive Presiding Director or any other member of the Board may do so by mail or courier, to MDC Partners Inc., c/o David B. Doft, Chief Financial Officer, 950 Third Avenue, New York, New York 10022. To facilitate a response, in appropriate circumstances, shareholders are asked to provide the following information: (i) their name; (ii) an address, telephone number, fax number and e-mail address at which they can be reached; and (iii) the number of shares or aggregate principal amount of debt that they hold, and the date those securities were acquired.

Director Nominations

The Nominating and Corporate Governance Committee identifies, selects and recommends to the Board individuals qualified to serve both on the Board and on Board committees, including persons suggested by shareholders and others. In identifying candidates for nominations to the Board, the Nominating and Corporate Governance Committee seeks to maintain at all times a Board with a diverse range of experience, talent, expertise and background appropriate for the business of the Company. The Nominating and Corporate Governance Committee does not require any specific minimum qualifications or specific qualities or skills, but reviews each person’s qualifications on the whole, including a candidate’s particular experience, skills, expertise, diversity, personal and professional integrity, character, business judgment, time availability in light of other commitments, dedication, conflicts of interest and such other relevant factors that the Nominating and Corporate Governance Committee considers appropriate in the context of the needs of the Board. Following that review, the Nominating and Corporate Governance Committee then selects nominees and recommends them to the Board for election by the shareholders or appointment by the Board, as the case may be. The Nominating and Corporate Governance Committee also reviews the suitability of each Board member for continued service as a director when that member’s term expires or that member experiences a significant change in status (for example, a change in employment). The Nominating and Corporate Governance Committee has not implemented any particular additional policies or procedures with respect to suggestions received from shareholders with respect to Board or committee nominees.

Pursuant to its charter, the Nominating and Corporate Governance Committee may conduct or authorize investigations or studies into matters within its scope of responsibilities and may retain, at the Company’s expense, such independent counsel or other consultants or advisers as it may deem necessary from time to time. The Nominating and Corporate Governance Committee has the sole authority to retain or terminate any search firm to be used to identify director candidates, including the sole authority to approve its fees and terms, with the Company bearing the cost of such fees.

Compensation of Directors

MDC pays its directors who are not employees of MDC or any of its subsidiaries a $30,000 annual retainer. MDC also pays a fee of $2,000 for attendance at any Board or Committee meeting. Fees for director attendance at meetings are limited to two meetings per day. MDC pays an additional retainer for certain positions held by a director: $75,000 for the Presiding Director, $20,000 for the Audit Committee Chair, $5,000 for the Audit Committee financial expert, and $15,000 for other Committee Chairs. In respect of services rendered during the year ended December 31, 2010, MDC paid to such directors, in their capacity as directors, aggregate fees equal to $400,500 in 2010.

Employee directors are not entitled to any compensation in connection with their services on the Board. Neither Mr. Nadal nor Mr. Pustil (each of whom are also executive officers of the Company) is paid any fee in their respective capacity as a director of the Company.

Upon appointment to the Board of Directors, each independent director receives a grant of 25,000 stock options to acquire Class A Shares. Each year, the Compensation Committee considers an equity award grant to the independent directors of the Company. On March 11, 2010, each independent director received a grant of 4,066 restricted shares or restricted stock units under the 2005 Stock Incentive Plan. On March 7, 2011, each independent director received a grant of 4,132 restricted shares or restricted stock units under the 2005 Stock Incentive Plan.

The following table sets forth the compensation paid to or earned during fiscal year 2010 by our non-management directors:

DIRECTOR COMPENSATION FOR FISCAL YEAR 2010

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)		Option Awards ($)		All Other Compensation ($)		Total ($)
Clare Copeland	77,000	45,051	(1)	—	(2)	N/A		122,051
Thomas Davidson	53,000	45,051	(1)	—	(2)	N/A		98,051
Robert Kamerschen	127,000	45,051	(1)	—	(2)	N/A		172,051
Scott Kauffman	64,500	45,051	(1)	—	(2)	N/A		109,551
Michael Kirby	79,000	45,051	(1)	—	(2)	N/A		124,051
Stephen Pustil(3)	—	167,111	(1)	—		320,595	(3)	487,706

(1)	Reflects the aggregate grant date fair value as computed in accordance with FASB Topic 718, excluding the effect of estimated forfeitures during the applicable vesting period. For a discussion of the assumptions relating to these valuations, please see “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Critical Accounting Policies and Estimates — Stock-Based Compensation” set forth in our annual report on Form 10-K for the year ended December 31, 2010 (the “2010 10-K”). On March 11, 2010, each independent director received a grant of 4,066 restricted shares or restricted stock units under the 2005 Stock Incentive Plan. Each of the following non-employee directors held the following number of shares of restricted stock or RSUs as of December 31, 2010, respectively: Mr. Copeland — 8,066; Mr. Davidson — 8,066; Mr. Kamerschen — 8,066; Mr. Kauffman — 8,066; and Mr. Kirby — 8,066.
(2)	During 2010, the Company did not grant any option awards to non-employee directors. The aggregate number of outstanding options held by non-employee directors (excluding Mr. Pustil) as of December 31, 2010 is 80,000. Each of the following non-employee directors held the following number of options as of December 31, 2010, respectively: Mr. Copeland — 25,000; Mr. Davidson — 25,000; Mr. Kamerschen — 5,000; and Mr. Kauffman — 25,000.
(3)	In 2010, Mr. Pustil was paid Cdn$295,833 in his capacity as an officer (Vice Chairman) of the Company, plus a perquisite allowance equal to Cdn $30,000 and insurance benefits equal to Cdn$4,412. As of December 31, 2010, Mr. Pustil had 1,905 options outstanding. In February and March 2010, as part of his 2009 annual incentive award, Mr. Pustil was awarded 18,871 RSUs, with a grant date fair value (as determined in accordance with FASB Topic 718) equal to $167,111. Effective July 15, 2010, Mr. Pustil’s base salary was increased to Cdn$350,000 per year. Effective April 1, 2011, Mr. Pustil’s base salary was increased again, to Cdn$400,000 per year. On March 7, 2011, as part of his 2010 annual incentive award, Mr. Pustil was awarded 27,616 RSUs with a grant date fair value (as determined in accordance with FASB Topic 718) equal to $514,762.

Comparison of 5 Years’ Cumulative Total Return among MDC Partners, the S&P 500 Index and Peer Group

Set forth below is a line graph comparing the yearly percentage change in the company’s cumulative total shareholder return for the last five years to that of the Standard & Poor’s 500 Stock Index and a peer group of publicly held corporate communications and marketing holding companies. The peer group consists of The Interpublic Group of Companies, Inc., Omnicom Group, Inc. and WPP Group plc. The graph below shows the value at the end of each year (December 31st) of each $100 invested in our common stock, the S&P 500 Index and the peer group. The graph assumes the reinvestment of dividends. Total shareholder return for the peer group is weighted according to market capitalization at the beginning of each annual period. This graph shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor incorporated by reference into any filing of MDC Partners under the Securities Act of 1933, nor deemed to be soliciting material subject to Regulation 14A or 14C.

MDC Partners Inc.
Comparison of 5-Year Cumulative Total Return

	2005	2006	2007	2008	2009	2010
MDC Partners	100.00	115.18	152.27	47.56	130.36	278.08
S&P 500 Index	100.00	115.79	122.16	76.96	97.33	111.99
Peer Group	100.00	125.82	114.18	75.07	94.96	121.10

COMPENSATION DISCUSSION AND ANALYSIS

This discussion and analysis of our compensation program for named executive officers should be read in conjunction with the accompanying tables below and text disclosing the compensation awarded to, earned by or paid to the named executive officers.

The Human Resources & Compensation Committee of the Board (the “Compensation Committee”) is composed of four independent, non-employee directors. The Compensation Committee oversees the Company’s executive compensation and benefit plans and practices, including its incentive compensation and equity-based plans, and reviews and approves the Company’s management succession plans. Specifically, the Compensation Committee determines the salaries and the performance measures and awards under the annual bonus incentive program for the Chief Executive Officer and other named executive officers. The Compensation Committee also determines the amount and form of long-term incentive awards, which typically take the form of grants of options or other interests, including shares of restricted stock or restricted stock units under the 2005 Stock Incentive Plan and 2008 Key Partner Incentive Plan, and stock appreciation rights (SARs) under the SARs Plan. In addition, in 2011, the Committee established the Extraordinary Equity Value Appreciation Restricted Stock Award (EVARs) program under the 2005 Stock Incentive Plan.

From 2005 – 2007, and in 2010 – 2011, the Compensation Committee retained Mercer Human Resource Consulting (“Mercer”), a compensation consulting firm, to provide objective analysis, advice and information to the Compensation Committee, including competitive market data and recommendations related to CEO and other named executive officer compensation. Mercer reports to the Compensation Committee Chairman and has direct access to Compensation Committee members. Mercer has attended Compensation Committee meetings on request and has also met with the Compensation Committee in person or by telephone in executive session without management present. In particular, the Compensation Committee worked with Mercer to structure performance-based annual and long-term incentive programs designed to retain the Company’s executive management team and to motivate them to achieve goals that increase shareholder value. The Compensation Committee sought to ensure that its incentive plans properly align management incentive compensation targets with the performance targets relevant to shareholders. The Compensation Committee also considered recent trends in executive compensation. The decisions made by the Committee are the responsibility of the Compensation Committee and may reflect factors and considerations other than the information and recommendations provided by any consultant.

The following discussion and analysis focuses on our named executive officers listed in the Summary Compensation Table and other compensation tables in this Proxy Statement.

Overview of Our Compensation Program for Named Executive Officers

The Company uses a mix of short- and long-term and fixed and variable elements in compensating its executives: base salary; discretionary annual cash bonus incentives; discretionary incentives in the form of restricted stock and restricted stock units granted pursuant to the 2005 Stock Incentive Plan; discretionary incentives in the form of SARs granted under the SARs Plan; and discretionary incentives in the form of EVARs granted under the EVARs program. Senior executives of the Company did not receive any cash incentive payments in respect of 2010, despite having achieved corporate and individual performance targets. Instead, the Compensation Committee exercised its discretion to satisfy 100% of 2010 incentive awards to senior executives solely in the form of equity incentive awards.

To that end, in 2010, the Compensation Committee reaffirmed its compensation strategy to:

•	Appropriately link compensation levels with the creation of stockholder value by:
•	Focusing our executives on achieving those key objectives critical to successfully implementing the Company’s business strategy and achieving annual and long-term financial performance goals;
•	Holding executives directly accountable for results by making a significant portion of compensation subject to the Compensation Committee’s discretion based on achievement of corporate and individual performance objectives and creation of shareholder value; and
•	Aligning the interests of our executives with the interests of our shareholders.

•	Provide total compensation capable of attracting, motivating and retaining executives of outstanding talent;
•	Emphasize pay tied to performance as a meaningful component of total compensation potential; and
•	Safeguard the Company’s business interests, including protection from adverse activities by the executive during and after employment.

The Compensation Committee has reviewed its compensation philosophy and objectives in light of the current economic environment and believes its compensation strategy remains appropriate. To accomplish these objectives, the Compensation Committee has determined that the levels of compensation available to executives who successfully enhance corporate and shareholder value should be competitive with the compensation offered by other organizations that potentially compete for their services. This is critical to our ability to recruit and retain executives who have demonstrated the qualities of leadership, a sharing of our values, and the energy and vision to guide the Company. In addition, the Compensation Committee has structured executives’ compensation to tie a significant portion of their compensation to achievement of individual performance objectives, as communicated in advance by the Compensation Committee and subject to the ultimate discretion of the Compensation Committee. This “pay-for-performance” approach to compensation applies throughout the organization, including at the Company’s operating partners. The Compensation Committee has also reviewed with management the design and operation of the Company’s performance goals and metrics used in connection with incentive awards and determined that, although these policies in some instances may encourage risk-taking, (i) these policies do not provide the Company’s executive officers or other employees with incentive to engage in risk-taking business activities or other behavior that are reasonably likely to have a material adverse effect on the Company and (ii) the level of risk-taking that the Company’s performance goals and metrics may incentivize is reasonable and appropriate for the business of the Company. As discussed below in greater detail, the principal measures of our business performance to which named executive officer compensation is tied to are adjusted EBITDA (as defined below), revenue growth, free cash flow (as defined below) and, in the case of equity incentive awards, the value returned to shareholders as measured by potential stock price appreciation.

As used in this Proxy Statement, the following terms have the following definitions:

•	“adjusted EBITDA” is a non-GAAP measure that represents operating profit plus depreciation and amortization, stock-based compensation and impairment charges, adjusted for certain items at the discretion of the Compensation Committee. A reconciliation of “EBITDA” to the US GAAP reported results of operations for the period ended December 31, 2010 has been provided by the Company in the tables included in the Company’s Current Report on Form 8-K filed on March 7, 2011.
•	“organic revenue growth” is a non-GAAP measure that refers to growth in revenues (as compared to prior year) from sources other than acquisitions or foreign exchange impacts.
•	“free cash flow” is a non-GAAP measure that represents EBITDA less non-controlling interests less net capital expenditures, less net cash interest, less cash taxes. A reconciliation of “free cash flow” to the US GAAP reported results of operations for the period ended December 31, 2010 has been provided by the Company in the tables included in the Company’s Current Report on Form 8-K filed on March 7, 2011.

Elements of Our Compensation Arrangements for Named Executive Officers

The following table details the elements of our compensation program which are designed to achieve our compensation objectives for the named executive officers:

Compensation Program Elements	Description	How This Element Promotes Company Objectives
Base Salary	Fixed annual compensation that provides ongoing income.	Intended to be competitive with marketplace and reflect the executive’s minimum relative value to the Company.
Annual, Short-Term Cash Incentive Awards	Opportunity to earn performance-based compensation if the Company achieves financial performance goals, and if the executive achieves individual “key performance indicators” (KPIs). For 2010, the financial performance goals were based primarily on the Company’s EBITDA as compared to 2009. Despite having achieved these corporate and individual targets, the Company did not pay any 2010 cash incentive awards to the named executive officers. Instead, the Compensation Committee exercised its discretion to satisfy 100% of 2010 incentive awards to senior executives in the form of restricted stock and RSUs.	Motivates and rewards achievement of annual corporate and personal objectives that build shareholder value. Long-term vesting promotes executive retention.
Equity Incentive Awards (RSUs or Restricted Stock)	Opportunity to earn equity incentive awards based upon three-year vesting terms and/or achievement of financial performance of the Company. In 2010, 100% of the annual incentive awards payable to named executive officers were paid in the form of restricted stock and RSUs.	Promotes achievement of key multi-year corporate objectives and retention; the vesting requirements of these incentive awards are designed to motivate executives to achieve goals that align the executive’s interests with shareholders.

Compensation Program Elements	Description	How This Element Promotes Company Objectives
Stock Options/Stock Appreciation Rights/EVARs	Stock options represent the right to acquire shares of the Company’s Class A stock, based on an exercise price determined on the date of grant. An award of SARs represents the right to receive cash or shares of the Company based upon the appreciation of the fair market value of the stock price following the date of grant. In January 2011, the Company issued EVARs to the Company’s senior executives, with vesting terms conditioned upon extraordinary equity value appreciation.	More highly leveraged risk and reward alignment with shareholder value; vesting promotes executive’s retention.
Severance Payments and Benefits, Including after a Change in Control	Payments and benefits upon termination of an executive’s employment in specified circumstances.	Intended to provide assurance of financial security to attract lateral hires and to retain executives, especially in disruptive circumstances, such as a change in control and leadership transitions; encourage management to consider transactions that could benefit shareholders.
Benefits	Health and welfare benefits.	Fair and competitive programs to provide family health care protection, facilitate recruitment and retention.
Perquisites	Limited personal benefits provided as an element of compensation, including a fixed “perquisite allowance” to named executive officers.	Fair and competitive programs to facilitate recruitment and retention.

In setting policies and administering the compensation of named executive officers, the Compensation Committee reviews and takes into account all elements of total compensation, benefits and perquisites. The Compensation Committee reviews reports and analyses of executive compensation in consultation with its outside advisers, including current practices and trends among peer companies and the advertising and marketing services industry.

Other policies and practices that contribute to achieving the objectives of our compensation program include:

Stock Ownership Guidelines.  The Company’s stock ownership guidelines require that each named executive officer own a significant equity stake in the Company during his employment. The Compensation Committee believes that stock ownership by senior managers strengthens their commitment to the future of the Company and further aligns their interests with shareholders. Effective March 2006, the Board adopted the following stock ownership guidelines for all officers commensurate with their level of seniority and base salary: Chief Executive Officer to own stock with a value of at least five (5) times his base salary;

Chief Financial Officer, four (4) times his base salary; and each other named executive officer, at least three (3) times his base salary. An executive must reach his target ownership level within four years after becoming subject to the stock ownership guidelines. Certain equity awards to named executive officers will not be transferable unless and until the grantee satisfies his or her applicable stock ownership requirement. In April 2009, the Compensation Committee amended the stock ownership guidelines to provide that no executive officer may sell any shares of the Company’s stock that he or she owns or received in connection with a prior year equity incentive award, unless he or she is in compliance with the Company’s stock ownership guidelines; provided, however, that executives may elect to have shares withheld in order to satisfy tax withholding requirements at time of vesting. In addition, executives must spend at least 5% of their net cash incentive award annually to purchase Class A shares of MDC Partners in the open market. As of December 31, 2010, all named executive officers were in full compliance with the Company’s stock ownership guidelines.

Employment Agreements.  The Company has employment or services agreements with the CEO and all of the named executive officers. These agreements formalize the terms of the employment relationship, and assure the executive of fair treatment during employment and in the event of termination while requiring compliance with restrictive covenants. Employment agreements promote careful and complete documentation and understanding of employment terms, including strong protections for our business.

Business Protection Terms.  The Company’s named executive officers are subject to significant contractual restrictions intended to prevent actions that potentially could harm our business, particularly after termination of employment. These business protections include obligations not to solicit clients or employees, not to disparage us, not to reveal confidential information, and to cooperate with us in litigation. Business protection provisions are included in employment agreements and in connection with compliance with the Company’s Code of Conduct.

Equity Award Grant Policies.  The Board of Directors and the Compensation Committee have adopted policies and procedures governing the granting of any equity incentive awards, including the following:

•	Equity incentive awards granted to executive officers must be approved by the Compensation Committee or the full Board of Directors, and shall be made at quarterly in-person meetings and shall not be made via unanimous written consent. An attorney (who may be an employee of the Company) shall be present at each such Compensation Committee or Board meeting;
•	If grants are required to be awarded in connection with hiring new employees in between quarterly Compensation Committee meetings, such grants may be approved at a special meeting, which may be telephonic or in-person;
•	Options, SARs and other equity incentive awards shall be priced at the closing price on the date immediately prior to the date of the Compensation Committee meeting at which the grant is approved; and
•	The Company’s internal audit department, in connection with its quarterly review, shall audit any equity incentive awards granted during the fiscal quarter to ensure compliance with all policies and applicable rules and regulations.

Comparator Companies.  In determining compensation opportunities and payments to executives, the Compensation Committee may, from time to time, review competitive opportunities, payments, practices and performance among a comparator group of companies. We intend that, if our executive officers achieve our targeted individual and financial corporate objectives in a given year, they will earn total direct compensation that compares favorably with the total direct compensation earned by executives performing similar functions at comparator companies. In setting 2010 compensation for the named executive officers, the Committee did not perform any formal benchmarking using a comparator group of peer companies. However, in setting certain long-term equity awards for the CEO that were granted in prior years, the Committee established performance metrics that look to a small peer group of marketing services companies comprised of Omnicom, WPP Group and Interpublic Group of Companies.

Incentive Awards Based on 2010 Performance

Pay-for-Performance Analysis.  The Company’s compensation program is intended to reward performance relative to individual incentive criteria and corporate financial performance criteria, with the ultimate determination of incentive awards based on the Compensation Committee’s discretion. The Compensation Committee determined that Company’s corporate financial performance for 2010 exceeded the targets established by the Compensation Committee. Specifically, the Company’s 2010 financial performance of EBITDA ($86.2 million as reported), after adjusting for acquisitions and certain other items at the discretion of the Compensation Committee, exceeded the Company’s adjusted EBITDA target of $68 million. In addition, the Compensation Committee exercised its discretionary authority and determined that the Company achieved certain other financial and strategic goals in 2010, including (i) strong revenue generation compared to the Company’s peer competitors; (ii) significant free cash flow generation; and (iii) the completion of several accretive acquisitions and transactions that expanded and diversified the Company’s portfolio of digital, public relations, and marketing services companies.

Calculation of 2010 Annual Incentive Awards.  In determining the 2010 annual incentive awards to be paid to each of the named executive officers, following the conclusion of fiscal 2010 the Compensation Committee reviewed actual corporate and individual performance relative to individual incentive criteria. Such review yielded, for each named executive officer, an internal performance rating reflecting the actual achievement of Company performance goals and individual performance goals, such as the underlying operational and financial performance of specific partner companies as compared to budgeted targets. The Compensation Committee then used these ratings to determine the actual bonus incentive award payable to each named executive officer, subject to the Compensation Committee’s discretion to adjust such amount as it deemed, in its sole discretion, to be appropriate. For all named executive officers, 100% of the 2010 annual incentive awards were satisfied in the form of restricted stock or RSUs. The purpose of these equity incentive awards was intended to more closely align senior management with shareholder value creation. These restricted stock or RSU grants were valued immediately prior to the grant date and vest three years from the grant date, subject to accelerated vesting upon achievement of financial targets and contingent upon continued employment.

The amount of targeted incentive bonus award opportunity for all named executive officers was as follows for 2010:

Named Executive Officer	Target Incentive Bonus Opportunity	Total Amount of Equity Incentive Award (Issued March 2011)	Allocation of Incentive Award
Miles Nadal	250% of base salary/ annual retainer ($1,500,000)	$6,250,000	0% Cash; 100% RSUs
David Doft	100% of Base Salary ($350,000)	$540,000	0% Cash; 100% restricted stock
Robert Dickson	100% of Base Salary (Cdn$450,000)	$370,180 (Cdn$360,000)	0% Cash; 100% RSUs
Mitchell Gendel	100% of Base Salary ($350,000)	$500,000	0% Cash; 100% restricted stock
Michael Sabatino	100% of Base Salary ($350,000)	$550,000	0% Cash; 100% restricted stock

Input from Senior Management.  The Compensation Committee considers input from senior management in making determinations regarding the overall executive compensation program and the individual compensation of the named executive officers. As part of the Company’s annual planning process, the CEO, CFO and Vice Chairman develop targets for the Company’s incentive compensation programs and present them to the Compensation Committee. These targets are reviewed by the Compensation Committee to ensure alignment with the Company’s strategic and annual operating plans, taking into account the targeted year-over-year improvement as well as identified opportunities and risks. Based on performance appraisals, including an assessment of the achievement of pre-established financial and individual KPIs, the CEO and Vice Chairman recommend to the Compensation Committee cash and equity incentive award levels for the Company’s other executive officers. Each year, the CEO and Vice Chairman present to the Compensation Committee their evaluation of each executive officer’s contribution and performance over the past year, and strengths and development needs and actions for each of the executive officers. The Compensation Committee exercises its discretionary authority and makes the final decisions regarding form of awards, targets, award opportunities and payout value of awards.

Retirement Programs

The Company offers each U.S.-based executive the opportunity to make individual contributions to a broad-based 401(k) Plan administered by the Company and generally available to the Company’s U.S. employees. However, the Company does not make or match any employee contributions to the 401(k) Plan. The Company does not provide any other specific retirement or pension benefits for its senior executives.

Severance Policies

We provide severance protection to our senior executives in employment agreements, as detailed below under the caption “Potential Payments Upon Termination or Change-In-Control.” As discussed above, this protection is designed to be fair and competitive to aid in attracting and retaining experienced executives. We believe that the protection we provide, including the level of severance payments and post-termination benefits, is appropriate.

Form of Long-Term Incentives

The Compensation Committee made grants to its executive officers in March 2010 of restricted stock and restricted stock units. These awards will not vest unless the executive is an employee of the Company on the applicable vesting date. The vesting date is the third anniversary of the date of grant, subject to accelerated vesting if the Company achieves the specified financial performance criteria in fiscal years 2011 and 2012. These financial performance criteria include 5% EBITDA growth in 2011 as compared to 2010; and cumulative EBITDA growth in 2011 and 2012 of 10%, as compared to 2010. In addition, the EVAR awards contain vesting terms based solely upon the Company’s extraordinary stock price appreciation.

Performance Goals and Metrics

In 2010, the Compensation Committee continued to use adjusted EBITDA as its primary financial goal for short-term incentive awards and equity incentive awards. In March 2011, the LTIP incentive award to the CEO was comprised solely of a grant of RSUs, which did not contain any financial performance vesting terms. The ultimate value of such RSUs award will be based upon the value of the Company’s Class A share price.

REPORT OF THE HUMAN RESOURCES &
COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

The Human Resources & Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis that appears above. Based on this review and discussion with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and the Company’s 2010 Annual Report on Form 10-K for filing with the SEC and OSC.

The Human Resources & Compensation Committee
Scott L. Kauffman (Chairman)
Clare Copeland
Robert J. Kamerschen
Michael J.L. Kirby
Thomas N. Davidson

Executive Compensation

This section contains information, both narrative and tabular, regarding the compensation for fiscal 2010, 2009 and 2008 for (i) our principal executive officer; (ii) our current principal financial officer; and (iii) our three other most highly compensated executive officers who were serving as executive officers as of the end of Fiscal Year 2010 (collectively, the “NEOs” or the “named executive officers”).

The Summary Compensation Table contains an overview of the amounts paid to or earned by our named executive officers during the last three fiscal years. The tables following the Summary Compensation Table —  the Grants of Plan-Based Awards Table, Outstanding Equity Awards at Fiscal Year-End table, and Option Exercises and Stock Vested Table — contain details of our named executive officers’ recent equity grants, past awards, general holdings, and exercises. Finally, we have included a narrative description of potential severance payments to our named executive officers.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)(1)	(e)(2)	(f)(3)	(g)	(i)(4)	(j)
Miles S. Nadal, Chairman and Chief Executive Officer(5)	2010	1,343,407	0	4,311,191	0	0	627,594	6,282,192
	2009	1,000,000	2,945,000	0	2,444,583 (6)	0	699,396	7,088,979
	2008	975,000	2,437,500	4,296,554	0	0	705,701	8,414,755
David B. Doft, CFO	2010	350,000	0	315,317	0	0	47,270	712,587
	2009	325,000	225,000	0	150,436	0	45,508	745,944
	2008	300,000	150,000	156,717	0	0	28,675	635,392
Robert Dickson, Managing Director	2010	436,851	0	329,070	0	0	61,578	827,499
	2009	393,750	175,000	0	220,923	0	29,916	819,589
	2008	421,704	140,568	365,665	0	0	27,494	955,431
Mitchell S. Gendel General Counsel and Corporate Secretary	2010	350,000	0	280,207	0	0	42,270	672,477
	2009	350,000	212,500	0	200,581	0	40,508	803,589

Michael C. Sabatino, Chief Accounting Officer	2010	350,000	0	264,331	0	0	42,973	657,304

(1)	For all named executive officers, the Committee determined to pay 100% of the 2010 annual incentive awards in the form of restricted stock or RSUs rather than cash.
(2)	Reflects the aggregate grant date fair value, as computed in accordance with FASB Topic 718, excluding the effect of estimated forfeitures during the applicable vesting period, of equity awards consisting of restricted stock or restricted stock units (RSUs) granted to our NEOs in each of 2008, 2009 and 2010. The aggregate grant date fair value disclosed is based on the probable outcome of the applicable performance conditions for these awards. The fair value as disclosed would be the same amount if the highest performance conditions were to be achieved. Information with respect to RSUs reflected in this column that were granted in years before 2010 is disclosed in the Outstanding Equity Awards at 2010 Fiscal Year-End table of this Proxy Statement and the accompanying notes. For a discussion of the assumptions relating to these valuations, please see “Footnote 2 — Significant Accounting Policies” set forth in our 2010 Annual Report on Form 10-K, and the corresponding sections of the consolidated financial statements for prior fiscal years for grants made in such years.
(3)	Reflects the aggregate grant date fair value, as computed in accordance with FASB Topic 718, excluding the effect of estimated forfeitures during the applicable vesting periods, of stock options and stock appreciation rights (SARs) granted to the named executive officers in each of 2008, 2009 and 2010. Options and SARs have an exercise price equal to the closing price of the Company’s common stock on the date preceding the date of grant, generally vest over 3 years, and are subject to the provisions of the

2005 Stock Incentive Plan, as amended. Information with respect to the SARs granted to the named executive officers in 2009 is disclosed in the Grants of Plan-Based Awards Table of this Proxy Statement and the accompanying notes. Information with respect to options reflected in this column that were granted in years before 2010 is disclosed in the Outstanding Equity Awards at 2010 Fiscal Year-End table of this Proxy Statement and the accompanying notes. The values in this column for SARs granted in 2009 are determined using the Black-Scholes option pricing-model. For a discussion of the full assumptions relating to these valuations, please see “Footnote 2 — Significant Accounting Policies” set forth in our 2010 Annual Report on Form 10-K, and the corresponding sections of the consolidated financial statements for prior fiscal years for grants made in such years.
(4)	“All other compensation” is comprised of the following perquisites, personal benefits and other items for our NEOs in 2010:

(a)  for Mr. Nadal, a $58,880 interest benefit received on account of interest-free loans that were grandfathered under the Sarbanes-Oxley Act of 2002; $68,714 for disability and medical benefits and life insurance in which the Company is not the primary beneficiary; and a $500,000 perquisite allowance in respect of retirement benefits and employee health benefits. In addition to the amounts set forth in the table, on limited occasions, while Mr. Nadal is traveling on business, a member of his family has accompanied him on the corporate aircraft. There is no incremental cost to the Company for this use of the aircraft by Mr. Nadal’s family member. For business purposes during travel from outside of New York City, Mr. Nadal and certain of the Company’s executive officers have the use of a corporate apartment located near the Company’s offices in New York City. The Company believes that such arrangement is more cost effective than the alternative costs of a hotel in New York City;

(b)  for Mr. Doft, a $25,000 annual perquisite allowance and $22,270 in annual insurance premiums;

(c)  for Mr. Dickson, a $56,695 perquisite allowance, plus other personal benefits consisting of parking allowances and insurance premiums;

(d)  for Mr. Sabatino, a $20,000 annual perquisite allowance and $22,973 in annual insurance premiums; and

(e)  for Mr. Gendel, a $20,000 annual perquisite allowance and $22,270 in annual insurance premiums.

(5)	The personal services of our Chairman and CEO are provided to the Company through Nadal Management, Inc.
(6)	Includes 1,388,888 SARs pledged pursuant to a recourse loan arrangement.

GRANTS OF PLAN-BASED AWARDS — FISCAL YEAR 2010

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Equity Awards
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)		(j)	(k)	(l)
Miles S. Nadal	2/12/10							475,291	(1)			4,158,796	(2)
	3/11/10							13,754	(1)			152,394	(2)
Robert Dickson	2/12/10							36,034	(1)			315,298	(2)
	3/11/10							1,243	(1)			13,772	(2)
David B. Doft	2/12/10							34,965	(1)			305,944	(2)
	3/11/10							846	(1)			9,374	(2)
Mitchell S. Gendel	2/12/10							30,594	(1)			267,698	(2)
	3/11/10							1,129	(1)			12,509	(2)
Michael C. Sabatino	2/12/10							29,138	(1)			254,958	(2)
	3/11/10							846	(1)			9,374	(2)

(1)	Represents grants of restricted stock or restricted stock units (RSU’s) granted to our NEOs in fiscal 2010 under our 2005 Stock Incentive Plan, as amended. These grants vest upon the third anniversary of the grant date subject to continued employment; however, they are subject to accelerated vesting based upon achievement by the Company of specified financial performance criteria in 2010 and 2011. These financial performance criteria include 5% adjusted EBITDA growth in 2010 as compared to 2009, and cumulative adjusted EBITDA growth in 2010 and 2011 of 10% as compared to 2009. These awards also vest automatically upon a change in control of the Company, or upon termination of the NEO’s employment without cause.
(2)	Reflects the grant-date fair value of the equity awards we granted to our NEOs in fiscal 2010 determined in accordance with FASB Topic 718. For a discussion of the assumptions relating to these valuations, please see “Footnote 2 — Significant Accounting Policies” set forth in our 2010 Annual Report on Form 10-K.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

We have entered into employment agreements with all of our named executive officers, as described in more detail below.

Miles S. Nadal

On April 25, 2007, the Company entered into a new Management Services Agreement (the “Services Agreement”) with Miles Nadal and with Nadal Management, Inc. to set forth the terms and conditions on which Miles Nadal will continue to provide services to the Company as its Chief Executive Officer. The Services Agreement renewed on April 27, 2010, in accordance with its terms and conditions, and is subject to automatic one-year extensions unless either party gives to the other a 60-day advance written notice of its intention not to renew. In addition, effective April 27, 2010, the annual retainer amount (base salary) under the Services Agreement was increased to $1,500,000. The Services Agreement also provides for an annual incentive bonus with a targeted payout of 250% of the base compensation. For 2010, Mr. Nadal received no cash incentive payment ($0) despite the fact that the Company and Mr. Nadal achieved 2010 performance targets. The Company also pays an annual cash payment of $500,000 in respect of retirement benefits, employee health benefits, and perquisites and may, in the discretion of the Compensation Committee, grant long term equity incentives with a targeted grant-date value of up to 300% of his then current retainer (base salary). In February 2009, the Compensation Committee determined, in light of a range of factors, including the decline in the Company’s stock price in 2008, that the 2009 CEO LTIP award should be valued at an amount equal to 250% of his then current base retainer amount (rather than 300% target amount). In February 2010 and again in March 2011, the Compensation Committee determined, in light of certain factors (including the Company’s stock price appreciation and adjusted EBITDA achievement) and in exercising its discretionary authority, that each of the 2010 CEO LTIP award and the 2011 CEO LTIP award should be valued at an amount equal to 300% of his then current base retainer amount.

Pursuant to the amended Services Agreement, the Company further agreed to provide to Mr. Nadal a special bonus of Cdn$10 million (U.S. $10,088,000) upon the first to occur of (i) the average market price of the Company’s Class A subordinate voting shares is C$30 ($30) per share or more for more than 20 consecutive trading days (measured as of the close of trading on each applicable date) or (ii) a change of control of the Company. This bonus is payable until the date that is three years after the date on which Mr. Nadal is no longer employed by the Company for any reason. The after-tax proceeds of such bonus are to be applied first as repayment of any outstanding loans due to the Company from Mr. Nadal and his related companies in the amount of Cdn$6,053,000 (U.S. $6,086,000), as at December 31, 2010, which loans have been fully provided for in the Company’s accounts. These loans have no stated maturity date.

The Services Agreement also provides for severance payments if Mr. Nadal’s employment is terminated under certain circumstances. The amount and circumstances giving rise to these severance payments are discussed in further detail under the heading “Potential Payments Upon Termination or Change in Control.”

David B. Doft

MDC Partners has an employment agreement with Mr. Doft, effective August 10, 2007, pursuant to which Mr. Doft serves as our Chief Financial Officer. Mr. Doft’s term of employment is subject to automatic renewal for one-year periods, unless either party gives to the other a 45-day advance written notice of its intention not to renew. Mr. Doft currently is entitled to receive an annualized base salary of $375,000 (effective as of April 1, 2011), and he is eligible to receive an annual discretionary bonus in an amount up to 100% of his base salary, as recommended by our CEO and determined by the Compensation Committee, based upon Mr. Doft’s performance, the overall financial performance of the Company and such other factors as our CEO and the Board shall deem reasonable and appropriate, to be paid in accordance with our normal bonus payment procedures. Mr. Doft also receives an annual perquisite allowance in an amount equal to $25,000. Mr. Doft is eligible to participate in any welfare benefit plans and programs including disability, group life (including accidental death and dismemberment), and business travel insurance provided by the Company to its senior executives. He is also entitled to participate in the retirement plans and benefits in accordance with the plans or practices of the Company made available to the senior executives of the Company. The employment agreement also provides for severance payments if Mr. Doft’s employment is terminated under certain circumstances. The amount and circumstances giving rise to these severance payments are discussed in further detail under the heading “Potential Payments Upon Termination or Change in Control.”

Robert Dickson

MDC Partners has an employment agreement with Mr. Dickson, effective September 24, 2003 and amended on November 20, 2007, pursuant to which he serves as a Managing Director. Mr. Dickson’s responsibilities include working with our CEO to determine our ongoing strategic plan, and working on partner development matters, M&A transactions, and overseeing individual business units. The agreement, as amended, is for an indefinite term and provides for an annual base salary of Cdn$450,000 ($427,365). Mr. Dickson is eligible to receive an annual discretionary bonus in an amount up to 100% of his base salary, based on criteria including his individual performance, the overall financial performance of the Company, and other factors as determined by the CEO and the Compensation Committee. Mr. Dickson also receives an annual perquisite allowance in an amount equal to Cdn$58,400 ($55,462) (effective November 2009). The employment agreement also provides for severance payments if Mr. Dickson’s employment is terminated under certain circumstances. The amount and circumstances giving rise to these severance payments are discussed in further detail under the heading “Potential Payments Upon Termination or Change in Control.”

Mitchell Gendel

MDC Partners has an employment agreement with Mr. Gendel, effective July 6, 2007 (as amended), pursuant to which Mr. Gendel serves as our General Counsel and Corporate Secretary. Mr. Gendel’s term of employment is subject to automatic renewal for one-year periods, unless either party gives to the other a 30-day advance written notice of its intention not to renew. Mr. Gendel is currently entitled to receive an annualized base salary of $375,000 (effective as of April 1, 2011), and he is eligible to receive an annual discretionary bonus in an amount up to 100% of his base salary, as recommended by our CEO and determined by the Compensation Committee, based upon Mr. Gendel’s performance, the overall financial performance of the Company and such other factors as our CEO and the Board shall deem reasonable and appropriate, to be paid in accordance with our normal bonus payment procedures. Mr. Gendel also receives an annual perquisite allowance in an amount equal to $25,000. Mr. Gendel is eligible to participate in any welfare benefit plans and programs including disability, group life (including accidental death and dismemberment), and business travel insurance provided by the Company to its senior executives. He is also entitled to participate in the retirement plans and benefits in accordance with the plans or practices of the Company made available to the senior executives of the Company. The employment agreement also provides for severance payments if Mr. Gendel’s employment is terminated under certain circumstances. The amount and circumstances giving rise to these severance payments are discussed in further detail under the heading “Potential Payments Upon Termination or Change in Control.”

Michael Sabatino

MDC Partners has an employment agreement with Mr. Sabatino, effective July 6, 2007 (as amended), pursuant to which Mr. Sabatino serves as our Chief Accounting Officer. Mr. Sabatino’s term of employment is subject to automatic renewal for one-year periods, unless either party gives to the other a 30-day advance written notice of its intention not to renew. Mr. Sabatino is currently entitled to receive an annualized base salary of $375,000 (effective as of April 1, 2011), and he is eligible to receive an annual discretionary bonus in an amount up to 100% of his base salary, as recommended by our CEO and determined by the Compensation Committee, based upon Mr. Sabatino’s performance, the overall financial performance of the Company and such other factors as our CEO and the Board shall deem reasonable and appropriate, to be paid in accordance with our normal bonus payment procedures. Mr. Sabatino also receives an annual perquisite allowance in an amount equal to $25,000. Mr. Sabatino is eligible to participate in any welfare benefit plans and programs including disability, group life (including accidental death and dismemberment), and business travel insurance provided by the Company to its senior executives. He is also entitled to participate in the retirement plans and benefits in accordance with the plans or practices of the Company made available to the senior executives of the Company. The employment agreement also provides for severance payments if Mr. Sabatino’s employment is terminated under certain circumstances. The amount and circumstances giving rise to these severance payments are discussed in further detail under the heading “Potential Payments Upon Termination or Change in Control.”

The following table sets forth information regarding the outstanding awards under our equity incentive plans held by our named executive officers at 2010 fiscal year end.

OUTSTANDING EQUITY AWARDS AT 2010 FISCAL YEAR-END

Name	Option Awards							Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date		Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)
(a)	(b)		(c)		(e)	(f)		(g)	(h)	(i)		(j)
Miles S. Nadal	1,388,888	(1)	694,444	(1)	3.72	2/11/14	(1)
										237,645	(2)	4,070,859	(2)
										6,877	(3)	117,803	(3)
David B. Doft	42,735	(1)	85,470	(1)	3.72	2/11/14	(1)
										34,965	(2)	598,950	(2)
										846	(3)	14,492	(3)
Robert Dickson	62,759	(1)	125,517	(1)	3.72	2/11/14	(1)
	57,150	(4)			8.45	4/9/12
	10,000	(5)			8.95	4/28/16
										36,034	(2)	617,262	(2)
										1,243	(3)	21,293	(3)
Michael Sabatino	42,735	(1)	85,470	(1)	3.72	2/11/14	(1)
										29,138	(2)	499,134	(2)
										846	(3)	14,492	(3)
Mitchell S. Gendel	11,980	(1)	113,960	(1)	3.72	2/11/14	(1)
										30,594	(2)	524,075	(2)
										1,129	(3)	19,340	(3)

(1)	These represent SARs granted on February 11, 2009, and will vest 1/3 a year on each anniversary date, subject to continued employment. Effective as of July 8, 2010, the Committee determined to accelerate vesting of 694,444 SARS held by Mr. Nadal.
(2)	These grants awarded on February 12, 2010 vest upon the third anniversary of the grant date subject to continued employment; however they are subject to accelerated vesting based upon achievement by the Company of specified financial performance criteria in 2010 and 2011. These financial performance criteria include 5% adjusted EBITDA growth in 2010 as compared to 2009, and cumulative adjusted EBITDA growth in 2010 and 2011 of 10% as compared to 2009. In March 2011, one-half of each of the awards referred to in the table above (other than Mr. Nadal’s) vested in accordance with the terms of the underlying grant agreements, based on the Company achieving adjusted EBITDA growth in 2010 as compared to 2009.
(3)	These grants awarded on March 11, 2010, vest upon the third anniversary of the grant date subject to continued employment; however, they are subject to accelerated vesting based upon achievement by the Company of specified financial performance criteria in 2010 and 2011. These financial performance criteria include 5% EBITDA growth in 2010 as compared to 2009, and cumulative EBITDA growth in 2010 and 2011 of 10% as compared to 2009. In March 2011, one-half of each of the awards referred to in the table above (other than Mr. Nadal’s) vested in accordance with the terms of the underlying grant agreements, based on the Company achieving adjusted EBITDA growth in 2010 as compared to 2009.

(4)	These options were granted on April 9, 2002 and relate to options of Maxxcom Inc. which were converted to MDC options upon the 2003 acquisition of Maxxcom Inc. They are fully vested.
(5)	These SARs were granted on April 26, 2006 and vested 50% on each of the first and second anniversary of the date of grant.

The following table sets forth information concerning each exercise of stock options, SARs and similar instruments, and each vesting of stock, including restricted stock, restricted stock units and similar instruments, during fiscal year 2010 for each NEO on an aggregated basis.

OPTION EXERCISES AND STOCK VESTED IN FISCAL YEAR 2010

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
(a)	(b)	(c)	(d)	(e)
Miles S. Nadal			2,171,178 (1)	18,284,821
Robert Dickson			85,137	1,216,895
Michael C. Sabatino			66,189	483,228
David B. Doft			72,326	673,458
Mitchell S. Gendel	30,847	321,750	71,367	612,327

(1)	Effective as of July 8, 2010, the Compensation Committee accelerated the vesting of an aggregate of 648,415 RSUs and 694,444 SARs held by Mr. Nadal, which otherwise were expected to vest on or before March 15, 2011 based on the achievement of financial performance targets that were satisfied as at March 15, 2011.

We do not provide our NEOs with any defined benefit pension arrangements, and do not maintain any non-qualified deferred compensation plans for our NEOs.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

We have entered into employment agreements with all of our named executive officers. Under each of these agreements, we are required to pay severance benefits in connection with certain terminations of employment, including certain terminations in connection with a change in control of the Company. In addition, some of our equity incentive plans provide for the accelerated payment or vesting of awards in connection with certain terminations of employment or a change in control of the Company. The following is a description of the severance, termination and change in control benefits payable to each of our named executive officers pursuant to their respective employment agreements and our equity incentive plans.

Definitions of terms such as “change in control” or “for good reason” vary between agreements, so when a definition is particular to an agreement, it is described for that agreement. For all named executive officers other than Mr. Nadal, a “change of control” means the closing of a transaction which results in (i) any person(s) or company(ies) acting jointly or in concert owning equity of the Company representing greater than 50% of the voting power of the Company’s outstanding securities, or (ii) the Company selling all or substantially all of its assets (in each instance other than any transfer by the Company or any of its affiliates of their respective interest in the Company to another wholly-owned subsidiary of another MDC Group company). For Mr. Nadal, a “change of control” means the occurrence of any of the following: (a) any person(s) or company(ies) acting jointly or in concert owning equity of the Company representing greater than 25% of the voting power of the Company’s outstanding securities; (b) the incumbent members of the Board cease to constitute at least  2/3 of the Board of Directors, subject to certain exceptions; (c) the consummation of a merger or restructuring of the Company (subject to certain exceptions); or (d) a liquidation of the Company or the Company selling all or substantially all of its assets (in each instance other than any transfer by the Company to another affiliate of the Company).

Miles S. Nadal

Upon termination of the Services Agreement for cause or voluntary termination by Nadal Management, Inc., MDC is required to pay the unpaid annual retainer fee (base salary) through the date of termination, and Nadal Management, Inc. shall be entitled to all equity incentive awards in accordance with the underlying plans and equity incentive award agreements.

If Mr. Nadal’s services are terminated by the Company without “cause” or by Nadal Management, Inc. for “good reason” (each as defined in the Services Agreement), the Company will make a lump sum cash payment equal to three times the sum of the annual retainer, average bonus amount for the past three years and the benefit/perquisites allowance, as well as a pro-rata bonus for the calendar year in which his employment terminates, and three years of continued vesting of outstanding equity incentive awards. The term “good reason” is defined under the Services Agreement to include a change of control, provided that Mr. Nadal is not holding the position of chief executive officer of the ultimate parent corporation resulting from the change of control transaction. If there had been a change in control of MDC Partners on December 31, 2010 and Mr. Nadal were not holding the position of chief executive officer of the ultimate parent corporation resulting from the change of control transaction, the aggregate cash severance payment MDC would have paid him under the new Services Agreement would be approximately $13.3 million. In addition, all options to acquire securities of MDC previously granted to Mr. Nadal would vest and become exercisable and remain outstanding until the third anniversary of the date of termination. As of December 31, 2010, Mr. Nadal had 244,522 RSUs that would vest upon a change of control in accordance with the underlying grant agreements, with a fair value equal to $4,188,662, and 694,444 SARs that would vest upon a change of control with an intrinsic value of $9,312,494.

Robert Dickson

Pursuant to the terms of the amended employment agreement between the Company and Mr. Dickson, in the event of a sale of all or a portion of the Company, Mr. Dickson will be paid a retention bonus of one times his annual salary, provided that he does not resign as an employee within three months following closing. If there had been a sale of the Company on December 31, 2010, and Mr. Dickson did not resign within three months following closing, MDC would have paid Mr. Dickson a retention bonus in an amount equal to Cdn$450,000 ($452,430).

If MDC terminated Mr. Dickson’s employment without cause on December 31, 2010, under the terms of his agreement we would have been required to pay him 18 months base salary, plus the product of 1.5 multiplied by Mr. Dickson’s perquisite allowance plus the highest annual discretionary cash bonus he earned in the three years ending December 31 of the year immediately preceding the date of termination, or Cdn$1,512,600 ($1,520,768). In addition, Mr. Dickson may resign his employment within the 60-day period following the six month anniversary of a change in control of MDC and, in connection with such resignation, is entitled to receive the same severance payment as if his employment was terminated by the Company without cause. As of December 31, 2010, Mr. Dickson had 37,277 RSUs that would vest upon a change of control in accordance with the underlying grant agreements, with a fair value equal to $638,555, and 125,517 SARs that would vest upon a change of control with an intrinsic value of $1,683,183.

David B. Doft

Pursuant to his employment agreement, if MDC terminates Mr. Doft’s employment without cause, Mr. Doft terminates his employment for good reason, or the company gives a notice of non-renewal of the agreement, then MDC is required to pay Mr. Doft a severance payment within 10 days of the date of termination of 1.0 times Mr. Doft’s total remuneration, plus an amount equal to two (2) month’s base salary for each calendar year in which he was employed by the Company, up to a maximum of six months. Total remuneration means the sum of his current base salary, his perquisite allowance, plus the highest annual discretionary cash bonus he earned in the three years ending December 31 of the year immediately preceding the date of termination. If Mr. Doft’s employment had terminated under these circumstances on December 31, 2010, the aggregate cash payment due to him under the agreement would have been $875,000. Furthermore, Mr. Doft will also be allowed to continue participating for one year after termination on the same basis as before he was terminated in all benefit plans and, to the extent permitted under law, also in all retirement plans, provided however, that if Mr. Doft becomes entitled to receive coverage and benefits in the same type of plan from another employer, he will no longer be able to participate in these benefit and retirement plans. We will be obligated to pay him the economic equivalent of the benefits in these plans if Mr. Doft is unable to participate in the plans. The aggregate amount of this benefit would have been approximately $18,480 if Mr. Doft’s employment had terminated as of December 31, 2010. As of December 31, 2010, Mr. Doft had 35,811 unvested restricted stock grants that would vest on termination of his employment agreement or change of control, with a fair value equal to $613,443, and 85,470 SARs that would vest upon a change of control with an intrinsic value of $1,146,153.

If Mr. Doft’s employment is terminated within one year following the closing of a change in control by the company without cause, by Mr. Doft for good reason, or by the company giving a notice of non-renewal of the agreement, then Mr. Doft will be entitled to a payment of 1.5 times his total remuneration. He will also be eligible to receive a pro-rata portion of his annual discretionary cash bonus for the year in which his employment terminates. If there had been a change in control of MDC Partners on December 31, 2010 and Mr. Doft’s employment terminated in connection with that change in control, the aggregate cash severance payment MDC would have paid him under the contract would be $1,050,000. Furthermore, Mr. Doft will also be allowed to continue participating for one year after termination on the same basis as before he was terminated in all benefit plans. We will be obligated to pay him the economic equivalent of the benefits in these plans if Mr. Doft is unable to participate in the plans. The aggregate amount of this benefit would have been approximately $18,480 if Mr. Doft’s employment had terminated as of December 31, 2010.

Mitchell Gendel

Pursuant to his employment agreement, if MDC terminates Mr. Gendel’s employment without cause, Mr. Gendel terminates his employment for good reason, or the Company gives a notice of non-renewal of the agreement, then MDC is required to pay Mr. Gendel a severance payment within 10 days of the date of termination of 1.0 times Mr. Gendel’s total remuneration, plus an amount equal to six (6) month’s base salary. Total remuneration means the sum of his current base salary, plus the highest annual discretionary cash bonus he earned in the three years ending December 31 of the year immediately preceding the date of termination. If Mr. Gendel’s employment had terminated under these circumstances on December 31, 2010, the aggregate cash payment due to him under the agreement would have been $900,000. Furthermore, Mr. Gendel will also be allowed to continue participating for one year after termination on the same basis as before he was terminated in all benefit plans and, to the extent permitted under law, also in all retirement plans, provided however, that if Mr. Gendel becomes entitled to receive coverage and benefits in the same type of plan from another employer, he will no longer be able to participate in these benefit and retirement plans. We will be obligated to pay him the economic equivalent of the benefits in these plans if Mr. Gendel is unable to participate in the plans. The aggregate amount of this benefit would have been approximately $18,480 if Mr. Gendel’s employment had terminated as of December 31, 2010. As of December 31, 2010, Mr. Gendel had 31,723 unvested restricted stock grants that would vest on termination of his employment agreement or change of control, with a fair value equal to $543,414, and 113,960 SARs that would vest upon a change of control with an intrinsic value of $1,528,204.

If Mr. Gendel’s employment is terminated within one year following the closing of a change in control by the company without cause, by Mr. Gendel for good reason, or by the company giving a notice of non-renewal of the agreement, then Mr. Gendel will be entitled to a payment of 1.5 times his total remuneration. He will also be eligible to receive a pro-rata portion of his annual discretionary cash bonus for the year in which his employment terminates. If there had been a change in control of MDC Partners on December 31, 2010 and Mr. Gendel’s employment terminated in connection with that change in control, the aggregate cash severance payment MDC would have paid him under the contract would be $1,087,500. Furthermore, Mr. Gendel will also be allowed to continue participating for one year after termination on the same basis as before he was terminated in all benefit plans. We will be obligated to pay him the economic equivalent of the benefits in these plans if Mr. Gendel is unable to participate in the plans. The aggregate amount of this benefit would have been approximately $18,480 if Mr. Gendel’s employment had terminated as of December 31, 2010.

Michael Sabatino

Pursuant to his employment agreement, if MDC terminates Mr. Sabatino’s employment without cause, Mr. Sabatino terminates his employment for good reason, or the Company gives a notice of non-renewal of the agreement, then MDC is required to pay Mr. Sabatino a severance payment within 10 days of the date of termination of 1.0 times Mr. Sabatino’s total remuneration. Total remuneration means the sum of his current base salary, plus the highest annual discretionary cash bonus he earned in the three years ending December 31 of the year immediately preceding the date of termination. If Mr. Sabatino’s employment had terminated under these circumstances on December 31, 2010, the aggregate cash payment due to him under the agreement would have been $675,000. Furthermore, Mr. Sabatino will also be allowed to continue participating for one year after termination on the same basis as before he was terminated in all benefit plans and, to the extent permitted under law, also in all retirement plans, provided however, that if Mr. Sabatino becomes entitled to receive coverage and benefits in the same type of plan from another employer, he will no longer be able to participate in these benefit and retirement plans. We will be obligated to pay him the economic equivalent of the benefits in these plans if Mr. Sabatino is unable to participate in the plans. The aggregate amount of this benefit would have been approximately $19,648 if Mr. Sabatino’s employment had terminated as of December 31, 2010. As of December 31, 2010, Mr. Sabatino had 29,984 unvested restricted stock grants that would vest on termination of his employment agreement or change of control, with a fair value equal to $513,626, and 85,470 SARs that would vest upon a change of control with an intrinsic value of $1,146,153.

If Mr. Sabatino’s employment is terminated within one year following the closing of a change in control by the company without cause, by Mr. Sabatino for good reason, or by the company giving a notice of non-renewal of the agreement, then Mr. Sabatino will be entitled to a payment of 1.5 times his total remuneration. He will also be eligible to receive a pro-rata portion of his annual discretionary cash bonus for the year in which his employment terminates. If there had been a change in control of MDC Partners on December 31, 2010 and Mr. Sabatino’s employment terminated in connection with that change in control, the aggregate cash severance payment MDC would have paid him under the contract would be $1,012,500. Furthermore, Mr. Sabatino will also be allowed to continue participating for one year after termination on the same basis as before he was terminated in all benefit plans. We will be obligated to pay him the economic equivalent of the benefits in these plans if Mr. Sabatino is unable to participate in the plans. The aggregate amount of this benefit would have been approximately $19,648 if Mr. Sabatino’s employment had terminated as of December 31, 2010.

Compensation Committee Interlocks and Insider Participation

Mr. Scott L. Kauffman (Chairman), Mr. Clare Copeland, Mr. Robert J. Kamerschen. Mr. Michael J.L. Kirby and Mr. Thomas N. Davidson served on the Human Resources & Compensation Committee of the Board of Directors during 2010. None of the persons who served on the Human Resources & Compensation Committee are, or have been, an employee or officer of the Company or had any relationship requiring disclosure under Item 404 of Regulation S-K. In addition, none of the Company’s executive officers serves, or has served during the last completed fiscal year, as a member of the board of directors or compensation committee of any other entity that has or has had one or more of its executive officers serving as a member of the Company’s Board of Directors.

Securities Authorized for Issuance Under Equity Compensation Plans

On May 26, 2005, the Company’s shareholders approved the Company’s 2005 Stock Incentive Plan, which was subsequently amended on June 2, 2009 and June 1, 2007. The 2005 Stock Incentive Plan authorizes the issuance of awards to employees, officers, directors and consultants of the Company with respect to 4,500,000 shares of MDC Partners’ Class A Shares or any other security in to which such shares shall be exchanged. On May 30, 2008, the Company’s shareholders approved the 2008 Key Partner Incentive Plan, which provides for the issuance of 600,000 Class A Shares. The SARs Plan was initially adopted and approved effective as of January 1, 2003, and was subsequently amended and restated in 2004 and 2006.

The following table sets out as at December 31, 2010 the number of securities to be issued upon exercise of outstanding options and rights, the weighted average exercise price of outstanding options and rights and the number of securities remaining available for future issuance under equity compensation plans.

	Number of Securities to be Issued Upon Exercise of Outstanding Options Warrants and Rights		Weighted Average Exercise Price of Outstanding Options Warrants and Rights	Number of Securities Remaining Available for Future Issuance (Excluding Column (a))
	(a)		(b)	(c)
Equity Compensation Plans:
Approved by stockholders:
Share options and restricted stock	1,334,190	(1)	$9.41	1,668,919 (3)
SARs	2,597,808	(2)	$3.78	940,626
Not Approved by stockholders:	—		—	—

(1)	Includes 1,117,990 shares of restricted stock and RSUs.
(2)	Based on December 31, 2010 closing Class A Subordinate Voting share price on the Nasdaq of $17.27.
(3)	Restricted stock, RSUs and other forms of equity awards may be issued under the 2005 Stock Incentive Plan and 2008 Key Partner Incentive Plan.

Indebtedness of Directors, Executive Officers and Senior Officers

The aggregate indebtedness to MDC Partners or its subsidiaries as of December 31, 2010, of all current and former officers, directors and employees of MDC Partners or any of their subsidiaries (and their associates) entered into in connection with (a) a purchase of securities of MDC Partners pursuant to a securities purchase program, excluding routine indebtedness and (b) all other indebtedness, excluding routine indebtedness, was as described in the following table:

Aggregate Indebtedness

Purpose	To MDC Partners or Its Subsidiaries	To Another Entity
(a) Share purchases	$274,443	—
(b) Other	6,724,060	—

The following table sets forth all of the other indebtedness of the directors, executive officers and senior officers of MDC Partners and their associates to MDC Partners during the most recently completed financial year for unsecured loans repayable within twelve months after termination of employment.

Other Loans

Name and Principal Position	Largest Amount Outstanding During 2010 ($)	Amount Outstanding as of December 31, 2010 ($)		Interest Rate		Purpose of Loan
Miles S. Nadal	5,822,058	6,085,435	(1)	—	(2)	Personal loan to senior officer

(1)	The balance of $6,085,435 reflects a reduction for repayments in an aggregate amount equal to $100,000 received during 2010. The discrepancy between the “Largest Amount Outstanding during 2010” and as “as of December 31, 2010”, after giving effect to such loan repayments in 2010, is due to the Canadian dollar currency fluctuation.
(2)	These loans are non-interest bearing.

The loans identified in the preceding chart were outstanding prior to the effective date of the Sarbanes-Oxley Act of 2002, and these “grandfathered” loans have not been subsequently modified or amended by the Company. The Company’s Corporate Governance Guidelines prohibit the Company from making any new personal loans or extensions of credit to Directors or executive officers of the Company.

Insurance

MDC holds directors’ and officers’ liability insurance policies that are designed to protect MDC Partners and its directors and officers against any legal action which may arise due to wrongful acts on the part of directors and/or officers of MDC. The policies are written for a limit of $35 million, subject to a corporate deductible up to $250,000 per claim. In respect of the fiscal year ended December 31, 2010, the cost to MDC of maintaining the policies was $282,420. The twelve-month premium cost of the current policy, effective from August 1, 2010 until July 31, 2011, is equal to $282,564.

Certain Relationships and Related Transactions

For transactions with related parties, see the Company’s Form 10-K for the period ended December 31, 2010: “Management’s Discussion and Analysis of Financial Condition and Results of Operations —  Transactions with Related Parties”.

Other than as described herein or therein, no director, officer, principal shareholder or proposed nominee for election as a director of MDC and no associate or affiliate of the foregoing persons has or has had any material interest, direct or indirect, in any transaction since the beginning of MDC’s last completed fiscal year or in any proposed transaction which, in either such case, has materially affected or will materially affect MDC.

The Company’s Code of Conduct requires directors and employees to avoid activities that could conflict with the interests of MDC Partners, except for transactions that are disclosed and approved in advance. The Company has also adopted a written “Related Party Transactions Policy,” which requires that any “related party transaction” must be approved in advance by the Audit Committee; provided, however, that any ordinary course transaction in which an operating subsidiary of the Company derives revenue from a related party may be approved on an annual basis by the Audit Committee. To facilitate compliance with this policy, any Director or executive officer of the Company shall notify the Company’s General Counsel and CFO as soon as reasonably practicable about any potential related party transaction. If the Company’s General Counsel and CFO determine that the transaction constitutes a related party transaction, the transaction will be referred to the Audit Committee for its consideration. The Audit Committee will be provided with full details of the proposed related party transaction, including: the terms and conditions of the proposed transaction; the business purpose of the transaction; and the benefits to the Company and to the relevant related party. A copy of this Policy is available for review at http://www.mdccorp.com/investors/corporate governance.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing by MDC Partners under the Securities Act of 1933, as amended or the Securities Exchange Act of 1934, as amended, except to the extent MDC Partners specifically incorporates this Report by reference therein.

The Audit Committee is responsible for assisting the Board in serving as an oversight to MDC Partners’ accounting, auditing, financial reporting, internal control and legal compliance functions. The Audit Committee has implemented procedures to ensure that during the course of each fiscal year, it devotes the attention that it deems necessary or appropriate to each of the matters assigned to it under its charter including, whenever appropriate, meeting in executive sessions with MDC Partners’ independent auditors without the presence of MDC Partners’ management.

Management is responsible for the financial reporting process, including the system of internal controls, for the preparation of consolidated financial statements in accordance with U.S. generally accepted accounting principles (“GAAP”) and for the report on the Company’s internal control over financial reporting. The Company’s independent auditors are responsible for auditing those financial statements and expressing an opinion as to their conformity with GAAP and for opining on the effectiveness of the Company’s internal control over financial reporting. The Audit Committee’s responsibility is to oversee and review the financial reporting process and to review and discuss the status and completed copy of management’s report on the Company’s internal control over financial reporting.

The Audit Committee reviewed and discussed with management and BDO USA, LLP’s management’s assessment of the Company’s internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002, including the matters more fully disclosed in Item 9A (Controls and Procedures) of the Company’s Annual Report on Form 10-K for the year ended December 31, 2010.

In overseeing the preparation of MDC Partners’ financial statements, the Audit Committee met with both management and MDC Partners’ outside auditors to review and discuss all financial statements prior to their issuance and to discuss significant accounting issues. Management advised the Audit Committee that all financial statements were prepared in accordance with GAAP, and the Audit Committee discussed the statements with both management and the outside auditors.

With respect to MDC Partners’ outside auditors, the Audit Committee, among other things, discussed with BDO USA, LLP matters relating to its independence, and received from BDO USA, LLP written disclosures and a letter from BDO USA, LLP as required by Rule 3520 of the Public Company Accounting Oversight Board. The Audit Committee also discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, “Communications with Audit Committees,” as amended, which includes, among other items, matters related to the conduct of the annual audit of MDC Partners’ financial statements.

On the basis of their reviews and discussions, the Committee recommended to the Board that the Board approve (and the Board has approved) the inclusion of MDC Partners’ audited financial statements in MDC Partners’ Annual Report on Form 10-K for the fiscal year ended December 31, 2010, for filing with the Securities and Exchange Commission and the Canadian Securities Administrators.

Effective April 1, 2006 the Company engaged BDO USA, LLP (“BDO USA”) as its independent registered public accounting firm. The decision to engage BDO USA was made by the Audit Committee of the Board of Directors and the Board of Directors of the Company. The Committee and the Board have also approved, and submitted for shareholder approval, the selection of BDO USA, LLP as MDC Partners’ independent auditors for the fiscal year ending December 31, 2011.

The Audit Committee’s current charter is appended to this Circular as Exhibit A.

Audit Committee of the Board Clare Copeland (Chair) Thomas Davidson Michael Kirby

ITEM 2 — APPOINTMENT OF AUDITORS

Subject to the action of the shareholders, upon recommendation of the Audit Committee, the Board has recommended to the shareholders the appointment of BDO USA, LLP, independent registered public accountants, to audit and report on the consolidated financial statements of MDC Partners for the fiscal year ending December 31, 2011 and to perform such other services as may be required of them. BDO USA, LLP has served as independent public accountants for MDC Partners since April 1, 2006. The Board has directed that management submit the appointment of the auditors for approval by the shareholders at the Meeting. Representatives of BDO USA, LLP are expected to be present at the meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate shareholder questions.

Unless otherwise instructed, the persons named in the accompanying proxy (provided the same is duly executed in their favor and is duly deposited) intend to vote FOR the appointment of BDO USA, LLP, independent registered public accountants, as auditors of MDC Partners, to hold office until the close of the next annual meeting of shareholders of MDC Partners, at a remuneration to be fixed by the directors of MDC Partners.

In addition to retaining BDO USA, LLP to audit MDC Partners’ consolidated financial statements for 2009 and 2010, the Company retained BDO USA, LLP and other consulting firms to provide advisory, auditing and consulting services in 2009 and 2010. These services included audit services, audit-related services, tax services and other services. The following tables set forth the aggregate fees billed to MDC Partners by BDO USA, LLP for professional services in fiscal years 2009 and 2010:

BDO USA, LLP

	2009	2010
Audit Fees(1)	$1,842,000	$1,650,000
All Other Fees(2)	63,000	216,000
Total	$1,905,000	$1,866,000

(1)	Fees for the annual financial statement audit, including internal control assessment related fees, quarterly financial statement reviews and regulatory comment letters.
(2)	Fees for services rendered in connection with acquisition due diligence, the May 2010 bond offering, and other services.

All fees listed above have been pre-approved by the Audit Committee. The Audit Committee has, however, delegated to the Chairman of the Audit Committee the authority to pre-approve permitted non-audit services (as such services are defined by the Sarbanes-Oxley Act of 2002) provided that (i) the aggregate estimated amount of such fees will not exceed Cdn$25,000 and (ii) the Chairman of the Audit Committee reports any pre-approval so granted at the next scheduled meeting of the Audit Committee.

The Audit Committee Charter provides for the Audit Committee to establish the auditors’ fees. Such fees have been based upon the complexity of the matters in question and the time incurred by the auditors.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR”
APPOINTMENT OF BDO USA, LLP AS MDC PARTNERS’ AUDITORS.

ITEM 3 — APPROVAL OF THE 2011 STOCK INCENTIVE PLAN

General

The Board has adopted, subject to stockholder approval, the 2011 Stock Incentive Plan (the “2011 Incentive Plan”). The purpose of the 2011 Incentive Plan is to promote the interests of MDC Partners and its shareholders by providing incentives to the non-employee directors and employees of the Company and its subsidiaries who are largely responsible for the management, growth and protection of the business of the Company. The 2011 Incentive Plan is designed to meet this intent by providing such employees and eligible non-employee directors with a proprietary interest in pursuing the long-term growth, profitability and financial success of the Company.

The Board adopted the 2011 Incentive Plan as a replacement for the Company’s 2005 Stock Incentive Plan, as amended, which was approved by shareholders on May 26, 2005 (the “Prior Plan”). As of March 31, 2011, the aggregate number of Shares remaining available under the Prior Plan is 747,396. If the 2011 Incentive Plan is approved, the Company will cease making new equity incentive awards under the Prior Plan, but will use the remaining available shares to satisfy outstanding equity incentive awards (including SARs and EVARs). The 2011 Incentive Plan contains terms and conditions that reflect developments in corporate governance and other rules and regulations since the adoption of the Prior Plan and is designed to replenish the number of shares available to the Company.

The 2011 Incentive Plan authorizes the issuance of awards with respect to 2,000,000 shares of MDC Partners’ Class A Subordinate Voting Shares or any other security into which such shares may be exchanged (“Shares”). This amount represents approximately 6.7% of the Company’s issued and outstanding shares as of March 31, 2011. The Company will not provide any financial assistance to participants under the 2011 Incentive Plan. With respect to the shareholder approval of the 2011 Incentive Plan, approximately 4,856,848 Shares will be excluded from voting on the resolution to approve the 2011 Incentive Plan.

The material terms of the 2011 Incentive Plan are summarized below. The summary is not intended to be a complete description of the terms of the 2011 Incentive Plan. The full text of the 2011 Incentive Plan is attached hereto as Exhibit C. In the event of any inconsistency between the summary set forth below and the terms of the 2011 Incentive Plan, the terms of the 2011 Incentive Plan will govern.

Eligible Participants and Types of Awards

The 2011 Incentive Plan provides for the grant to non-employee directors and employees of the Company and, at the discretion of any of the foregoing persons and subject to any required regulatory approvals and conditions, any personal holding company controlled by such person, of non-qualified stock options (“Options”), tandem and stand-alone stock appreciation rights (“SARs”) and other stock-based awards (collectively referred to herein as “Incentive Awards”). Incentive Awards may be settled in cash or in Shares. Approximately 5,000 persons are currently eligible to participate in the 2011 Incentive Plan.

Shares Available for Awards and Award Limitations

Shares issued under the 2011 Incentive Plan may be either authorized and unissued Shares or treasury Shares. In addition to the limit on the aggregate number of Shares that are authorized to be issued pursuant to the 2011 Incentive Plan described above, the maximum number of Shares that may be covered by Incentive Awards granted to any single participant in the 2011 Incentive Plan (a “Participant”) in any fiscal year shall not exceed 600,000 Shares (representing approximately 2% of the current issued and outstanding Shares of the Company), prorated on a daily basis for any fiscal year that is shorter than 365 days, and the aggregate equity awards that may be issued under the 2011 Incentive Plan to executive officers in a given fiscal year may not exceed 3% of the Company’s issued and outstanding Shares. Shares that may be issued in connection with the EVARs program are excluded from these annual limitations. In addition, independent directors shall not receive equity grants with a current market value in excess of $100,000 in any given fiscal year. There are no other limits on the number of Shares that may be granted under the 2011 Incentive Plan.

Shares covered by Incentive Awards shall only be counted as used to the extent they are actually issued and delivered to a Participant (or a Participant’s permitted transferees). Accordingly, if an Incentive Award is settled for cash or if Shares are withheld to pay the exercise price of an Option or to satisfy any tax withholding requirement in connection with an Incentive Award only the Shares issued (if any), net of the Shares withheld, will be deemed delivered for purposes of determining the number of Shares that remain available for delivery under the 2011 Incentive Plan. If Shares are issued subject to conditions which may result in the forfeiture, cancellation or return of such Shares to the Company, any portion of the Shares forfeited, cancelled or returned shall be treated as not issued pursuant to the 2011 Incentive Plan. If Shares owned by a Participant (or a Participant’s permitted transferees) are tendered (either actually or through attestation) to the Company in payment of any obligation in connection with an Incentive Award, the number of Shares tendered shall be added to the number of Shares that are available for delivery under the 2011 Incentive Plan. In addition, if the Company uses cash received by the Company in payment of the exercise price or purchase price in connection with any Incentive Award to repurchase Shares, the Shares so repurchased will be added to the aggregate number of Shares available under the 2011 Incentive Plan. For purposes of the preceding sentence, Shares repurchased by the Company shall be deemed to have been repurchased using such funds only to the extent that such funds have actually been previously received by the Company and that the Company promptly designates in its books and records that such repurchase was paid for with such funds. Shares covered by Incentive Awards granted pursuant to the 2011 Incentive Plan in connection with the assumption, replacement, conversion or adjustment of outstanding equity-based awards in the context of a corporate acquisition or merger will not count as used under the 2011 Incentive Plan for these purposes.

Prohibition on Substitutions and Repricings

In no event will any new Incentive Awards be issued in substitution for outstanding Incentive Awards previously granted to Participants, and no repricings of Incentive Awards are permitted at any time under any circumstances, unless the shareholders of the Company expressly approve such substitution or repricing.

Administration

The 2011 Incentive Plan will be administered by the Human Resources & Compensation Committee of the Company’s Board, or such other committee as the Board shall appoint from time to time (the “Committee”). The Committee shall from time to time designate those persons who shall be granted Incentive Awards and the amount, type and other terms and conditions of such Incentive Awards. All of the powers and responsibilities of the Committee under the 2011 Incentive Plan may be delegated by the Committee, in writing, to any subcommittee thereof. In addition, the Committee may from time to time authorize a committee consisting of one or more Directors to grant Incentive Awards to persons who are not “executive officers” of the Company (within the meaning of such term pursuant to Rule 16a-1 of the Exchange Act), subject to such restrictions and limitations as the Committee may specify.

The Committee will have full authority to administer the 2011 Incentive Plan, including authority to interpret and construe any provision of the 2011 Incentive Plan and the terms of any Incentive Award issued under it and to adopt such rules and regulations for administering the 2011 Incentive Plan, as it may deem necessary. On or after the date of grant of an Incentive Award under the 2011 Incentive Plan, the Committee may (i) accelerate the date on which any Incentive Award becomes vested, exercisable or transferable, (ii) extend the term of any Incentive Award, including, without limitation, extending the period following a termination of a Participant’s employment during which any Incentive Award may remain outstanding, (iii) waive any conditions to the vesting, exercisability or transferability of any Incentive Award or (iv) provide for the payment of dividends or dividend equivalents with respect to any Incentive Award. The Committee may also exercise its discretion to impose limitations on the vesting, exercisability or transferability of Incentive Awards, subject to a Participant’s compliance with the Company’s stock ownership guidelines. Decisions of the Committee shall be final and binding on all Participants. No member of the Committee shall be liable for any action, omission or determination relating to the 2011 Incentive Plan, and MDC Partners indemnifies and holds harmless each member of the Committee and each other director or employee of the Company to whom any duty or power relating to the administration or interpretation of the 2011 Incentive Plan has been delegated against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Committee) arising out of any action, omission or determination relating to the 2011 Incentive Plan, unless, in either case, such action, omission or determination was taken or made by such member, director or employee in bad faith and without reasonable belief that it was in the best interests of the Company.

Incentive Awards That Will Be Granted

The number and type of Incentive Awards that will be granted in the future under the 2011 Incentive Plan, or that would have been granted had the 2011 Incentive Plan been in effect during the Company’s last fiscal year, are not determinable.

Significant Features of Incentive Awards

Options.  Each Option shall entitle the holder thereof to purchase a specified number of Shares. The exercise price of each Option will be equal to at least 100% of the fair market value of a Share on the date on which the Option is granted. “Fair Market Value” means, as of the applicable date of determination, the closing sales price of the Shares on the immediately preceding business day as reported on the principal securities exchange on which such Shares are then listed or admitted to trading. Options will have terms that do not exceed ten years and will have vesting periods of at least one year, except that vesting may occur in less than one year in the event that certain performance conditions attached to the Option (or with respect to other Incentive Awards) are satisfied, there is a Change in Control of the Company (as defined in the 2011 Incentive Plan), there is an increase or decrease in the number of issued Shares resulting from a subdivision or consolidation or the payment of a stock dividend on the Shares or any other increase or decrease in the number of such Shares effected without receipt or payment of consideration by the Company, a merger, consolidation, dissolution or liquidation of MDC Partners, or there is a termination of the employment of a Participant other than for cause or voluntary resignation prior to retirement (“Permitted Acceleration Events”). Each Option shall be subject to earlier termination, expiration or cancellation as provided in the 2011 Incentive Plan or in the agreement evidencing such Option.

Tandem Stock Appreciation Rights.  The Human Resources & Compensation Committee of the Company’s Board, or such other committee as the Board shall appoint from time to time, which administers the 2011 Incentive Plan, may grant, in connection with any Option, a tandem SAR (“Tandem SAR”). The exercise price per Share of any Tandem SAR will be equal to at least 100% of the fair market value of a Share on the date on which the Tandem SAR is granted, except that the exercise price of a Tandem SAR that is granted after the grant of the related Option may be less than such amount if it is at least equal to the exercise price of the related Option. In general, the exercise of a Tandem SAR by a Participant entitles the Participant to an amount (in cash, Shares or a combination of cash and Shares), with respect to each Share subject thereto, equal to the excess of the fair market value of a Share on the exercise date over the exercise price of the Tandem SAR. The exercise of a Tandem SAR with respect to a number of Shares causes the cancellation of its related Option with respect to an equal number of Shares, and the exercise, cancellation or expiration of an Option with respect to a number of Shares causes the cancellation of its related Tandem SAR with respect to an equal number of Shares.

Stand-Alone Stock Appreciation Rights.  The Committee may grant SARs that do not relate to Options (“Stand-Alone SARs”). The exercise price per Share of any Stand-Alone SAR will be at least 100% of the fair market value of a Share on the date on which the Stand-Alone SAR is granted. In general, the exercise of a Stand-Alone SAR by a Participant entitles the Participant to an amount (in cash, Shares or a combination of cash and Shares), with respect to each Share subject thereto, equal to the excess of the fair market value of a Share on the exercise date over the exercise price of the Stand-Alone SAR.

Other Stock Based Awards.  The Committee may grant equity-based or equity-related Incentive Awards other than Options and SARs in such amounts and subject to such terms and conditions as the Committee determines. Each such Incentive Award may (i) involve the transfer of actual Shares, either at the time of grant or thereafter, or payment in cash or otherwise of amounts based on the value of Shares, (ii) be subject to performance-based and/or service-based conditions and (iii) be in the form of phantom stock, restricted stock, restricted stock units, performance shares, or share-denominated performance units. No such Incentive Award will vest or otherwise become payable earlier than three years following the date on which it is granted, other than upon the occurrence of a Permitted Acceleration Event.

Performance Based Compensation.  The Committee may grant Incentive Awards that are intended to qualify under the requirements of Section 162(m) of the Tax Code as “qualified performance-based compensation.”

The performance goals upon which the payment or vesting of any Incentive Award (other than Options and SARs) that is intended to so qualify will relate to one or more of the following performance measures: revenue growth, operating income, operating cash flow, net income, earnings per share, cash earnings per share, return on sales, return on assets, return on equity, return on invested capital and total shareholder return. In the event that the requirements of Section 162(m) and the regulations thereunder change to permit Committee discretion to alter the performance measures, the Committee will have discretion to make such changes. Performance periods may be equal to or longer than, but not less than, one fiscal year of the Company. Within 90 days after the beginning of a performance period, and in any case before 25% of the performance period has elapsed, the Committee shall establish (a) performance goals and objectives for the Company for such performance period, (b) target awards for each Participant, and (c) schedules or other objective methods for determining the applicable performance percentage to be applied to each such target award.

The measurement of any performance measure may exclude the impact of charges for restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring items, and the cumulative effects of accounting changes, each as defined by generally accepted accounting principles and as identified in the Company’s audited financial statements, including the notes thereto. Any performance measures may be used to measure the performance of the Company or a subsidiary as a whole or any business unit of the Company or any subsidiary or any combination thereof, as the Committee may deem appropriate, or any of the above performance measures as compared to the performance of a group of comparator companies, or a published or special index that the Committee, in its sole discretion, deems appropriate.

General Plan Provisions

Consequences Upon a Change in Control.  Upon the occurrence of a Change in Control of the Company, each Option and SAR outstanding at such time will become fully and immediately vested and exercisable and shall remain exercisable until its expiration, termination or cancellation pursuant to the terms of the 2011 Incentive Plan and the agreement evidencing such Incentive Award.

Adjustments Upon Changes in Capitalization.  The 2011 Incentive Plan provides for an adjustment in the number of Shares available to be issued under the 2011 Incentive Plan, the number of Shares subject to Incentive Awards and the exercise prices of certain Incentive Awards upon a change in the capitalization of the Company, a stock dividend or split, a merger, consolidation, combination or exchange of Shares and certain other similar events.

Tax Withholding.  The 2011 Incentive Plan provides that Participants may elect to satisfy certain federal income tax withholding requirements by remitting to the Company cash or, subject to certain conditions, Shares or by instructing the Company to withhold Shares payable to the Participant.

Assignment and Transfer.  Options and SARs may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant.

Amendment.  The Board may at any time suspend or discontinue the 2011 Incentive Plan or revise or amend it in any respect whatsoever, except that, in general, no revision or amendment may, without the approval of shareholders of the Company, (i) increase the number of Shares that may be issued under the Plan or (ii) materially modify the requirements as to eligibility for participation in the 2011 Incentive Plan. No action may, without the consent of the Participant, reduce the Participant’s rights under any previously granted and outstanding Incentive Award.

Term of the Plan.  No grants may be made under the 2011 Incentive Plan after April 27, 2021.

U.S. Federal Income Tax Consequences

The following is a summary of the principal U.S. federal income tax consequences generally applicable to the Company and to participants upon the grant and exercise of Incentive Awards under the Plan under the now applicable provisions of the Code and the regulations thereunder.

Tax Consequences to a Participant.  In general, a participant will not be deemed to receive any income nor will he be taxed upon grant of an Option or SAR. Generally, a participant will have ordinary income upon exercise of an Option in an amount equal to the excess of the fair market value on the date of exercise of the shares purchased over the exercise price paid upon exercise. A participant generally will not recognize income at the time a restricted stock award is granted. When the restrictions lapse and the stock vests, the participant will recognize ordinary income equal to the fair market value of the common stock as of that date (less the amount he or she paid for the stock, if any). A participant may make a special election under Section 83(b) of the Code to be taxed on restricted stock at the time of grant, in which case subsequent appreciation will be taxable at capital gains rates. A participant generally will not recognize income upon grant of the restricted stock unit. Upon issuance of cash or shares of common stock in settlement of a restricted stock unit award, the participant will recognize ordinary income equal to the fair market value of the common stock underlying such award as of that date.

If the participant surrenders previously-owned shares in payment of any or all of the exercise price of an Option, the shares received upon exercise of such Option equal in number to the previously-owned shares so surrendered would have the tax basis and capital gain holding period applicable to such surrendered shares. The additional shares received upon exercise would have a tax basis equal to the amount taxable as ordinary income upon such exercise (as described in the immediately preceding paragraph) plus the cash paid on exercise (if any) and a new capital gain holding period commencing on the date following the date of exercise.

Tax Consequences to the Company.  As a general matter, the Company or an affiliate of the Company that employs a participant will be entitled to take a deduction in an amount equal to the amount of ordinary income recognized by the participant at the time the participant recognizes ordinary income in respect of Incentive Awards. For example, with respect to an Option or SAR, the grant and vesting do not have tax consequences to the Company. The Company or an affiliate of the Company that employs a participant generally will be entitled to a federal income tax deduction in an amount equal to the amount of compensation income, taxable as ordinary income, recognized by the participant as a result of the exercise of an Option or SAR in the year of recognition by the participant, subject to any applicable limitations under Section 162(m) of the Internal Revenue Code.

The Resolution

The resolution approving the 2011 Incentive Plan requires a simple majority of the votes cast at the Meeting, excluding approximately 4,856,848 votes of insiders of the Company who are entitled to participate in the 2011 Incentive Plan and their associates. Broker non-votes are not permitted to be voted on this matter. The Board therefore seeks your approval and support for the following resolution:

RESOLVED:

THAT the 2011 Incentive Plan of the Company, which authorizes the issuance of 2,000,000 Class A Subordinate Voting Shares of the Company, is hereby approved; and;

THAT any director or executive officer of the Company be and is hereby authorized to notify and/or to seek approval of The Toronto Stock Exchange Inc. and NASDAQ if required, of the approval of the 2011 Stock Incentive Plan and to do all such acts and things and to execute and file such other documents, whether under the corporate seal of the Company or otherwise, that may be necessary or desirable to give effect to this resolution.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE “FOR” APPROVAL OF THE 2011 STOCK INCENTIVE PLAN.

ITEM 4 — ADVISORY VOTE ON EXECUTIVE COMPENSATION

The guiding principles of the Company’s compensation policies and decisions include aligning each executive’s compensation with the Company’s business strategy and the interests of our shareholders and providing incentives needed to attract, motivate and retain key executives who are important to our long-term success. Consistent with this philosophy, a significant portion of the total incentive compensation for each of our executives is directly related to the Company’s earnings and to other performance factors that measure our progress against the goals of our strategic and operating plans, as well as performance against our peers.

Shareholders are urged to read the Compensation Discussion and Analysis section of this Proxy Statement, as well as the Summary Compensation Table and other related compensation tables and narrative, which discusses how our compensation design and practices reflect our compensation philosophy. The Compensation Committee and the Board of Directors believe that our compensation design and practices are effective in implementing our guiding principles.

In accordance with recently adopted amendments to Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and as a matter of good corporate governance, we are asking shareholders to approve the following advisory resolution at the 2011 Annual Meeting of Shareholders:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion contained in this Proxy Statement, is hereby APPROVED.

This advisory resolution, commonly referred to as a “say-on-pay” resolution, is non-binding on the Board of Directors. Although non-binding, the Board of Directors and the Compensation Committee will review and consider the voting results when making future decisions regarding our executive compensation program.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE “FOR” APPROVAL OF THE ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION.

ITEM 5 — ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

Pursuant to recently adopted amendments to Section 14A of the Exchange Act, we are asking shareholders to vote on whether future advisory votes on executive compensation of the nature reflected in Item 4 above should occur every year, every two years or every three years.

After careful consideration and dialogue with our shareholders, the Board of Directors has determined that holding an advisory vote on executive compensation every year is the most appropriate policy for the Company at this time, and recommends that shareholders vote for future advisory votes on executive compensation to occur every year. While the Company’s executive compensation programs are designed to promote a long-term connection between pay and performance, the Board of Directors recognizes that executive compensation disclosures are made annually. Given that the “say-on-pay” advisory vote provisions are new, holding an annual advisory vote on executive compensation provides the Company with more direct and immediate feedback on our compensation disclosures. We believe that an annual advisory vote on executive compensation is consistent with our practice of seeking input and engaging in dialogue with our shareholders on corporate governance matters (including the Company’s practice of having all directors elected annually and annually providing shareholders the opportunity to ratify the Audit Committee’s selection of independent auditors) and our executive compensation philosophy, policies and practices.

This advisory vote on the frequency of future advisory votes on executive compensation is non-binding on the Board of Directors. Shareholders will be able to specify one of four choices for this proposal on the proxy card: every one year, two years, three years or abstain. Shareholders are not voting to approve or disapprove the Board’s recommendation. Although non-binding, the Board and the Compensation Committee will carefully review the voting results. Notwithstanding the Board’s recommendation and the outcome of the shareholder vote, the Board may in the future decide to conduct advisory votes on a more or less frequent basis and may vary its practice based on factors such as discussions with shareholders and the adoption of material changes to compensation programs.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A SHAREHOLDER VOTE ON EXECUTIVE COMPENSATION “EVERY ONE YEAR”.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under Section 16(a) of the Exchange Act, the Company’s directors, executive officers and any persons holding 10% or more of the common stock are required to report their ownership of common stock and any changes in that ownership to the U.S. Securities and Exchange Commission (the “SEC”) and to furnish the Company with copies of such reports. Specific due dates for these reports have been established and the Company is required to report in this Proxy Statement any failure to file on a timely basis by such persons. To the Company’s knowledge, based solely upon a review of copies of such reports received by the Company which were filed with the SEC for the fiscal year ended December 31, 2010, and upon written representations from such persons that no other reports were required, the Company has been advised that all reports required to be filed under Section 16(a) have been timely filed with the SEC.

ADDITIONAL INFORMATION

A copy of the Annual Report on Form 10-K filed by MDC Partners with the Securities and Exchange Commission for 2010 is available, without charge, to shareholders at MDC Partners’ website at www.mdc-partners.com, on the Securities and Exchange Commission’s website at www.sec.gov, on the SEDAR website at www.sedar.com, or upon written request to 950 Third Avenue, New York, N.Y. 10022, Attention: Investor Relations. Financial information is provided in MDC Partners’ consolidated financial statements and Management’s Discussion & Analysis for the year ended December 31, 2010. A copy of MDC Partners’ most recent consolidated financial statements, interim financial statements, Annual Information Form and proxy statement and management information circular may also be obtained by shareholders, without charge, upon written request from the Secretary of MDC Partners or from the Securities and Exchange Commission’s website at www.sec.gov or the SEDAR website at www.sedar.com.

SHAREHOLDER PROPOSALS FOR 2012 ANNUAL GENERAL MEETING

Under certain circumstances, stockholders are entitled to present proposals at stockholder meetings. The 2012 Annual Meeting of Stockholders will be held on or about June 1, 2012. Proposals of stockholders intended to be included in the proxy materials for the 2012 Annual Meeting of Stockholders must be received by the Secretary of the Company, 950 Third Avenue, New York, N.Y. 10022, by December 21, 2011 in a form that complies with the Company’s Bylaws and applicable requirements. Any proposal submitted after December 21, 2011 will not be considered timely except as required by law.

GENERAL

Management knows of no matter to come before the Meeting other than the matters referred to in the accompanying Notice. If any matters which are not now known should properly come before the Meeting, the accompanying proxy instrument will be voted on such matters in accordance with the best judgment of the person voting it.

The contents and sending of this Proxy Statement and Management Information Circular have been approved by the Board as of the date hereof.

By Order of the Board Mitchell Gendel General Counsel and Corporate Secretary

Toronto, Ontario
April 28, 2011

EXHIBIT A

MDC PARTNERS INC.

CHARTER OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS OF MDC PARTNERS INC.
AS ADOPTED BY THE BOARD
ON FEBRUARY 26, 2004

I. Authority

The Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of MDC Partners Inc. (the “Corporation”) is established pursuant to Section 42 of the Corporation’s Bylaw No. A-l and Section 158 of the Ontario Business Corporations Act. The Committee shall be comprised of three or more directors, as determined from time to time by resolution of the Board. Consistent with the appointment of other Board committees, the members of the Committee shall be elected by the Board at the annual organizational meeting of the Board or at such other time as may be determined by the Board. The Chairman of the Committee shall be designated by the Board, provided that if the Board does not so designate a Chairman, the members of the Committee, by majority vote, may designate a Chairman. The presence in person or by telephone of a majority of the Committee’s members shall constitute a quorum for any meeting of the Committee. All actions of the Committee will require the vote of a majority of its members present at a meeting of the Committee at which a quorum is present.

II. Purpose of the Committee

The Committee’s purpose is to provide assistance to the Board in fulfilling its legal and fiduciary obligations with respect to matters involving the accounting, auditing, financial reporting, internal control and legal compliance functions of the Corporation and its subsidiaries.

The Committee is directly responsible for the appointment (subject to shareholder approval), compensation, retention and oversight of the work of the Corporation’s independent auditor engaged for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for the Corporation. In accordance with the requirements of the Sarbanes-Oxley Act of 2002 (the “SOA”), the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules promulgated thereunder by the Securities and Exchange Commission (the “SEC”), the rules of the National Association of Securities Dealers, Inc. (the “NASD”), the rules of the Toronto Stock Exchange (the “TSX”) and the rules and instruments promulgated by the Ontario Securities Commission (the “OSC”), the independent auditor must report directly to the Committee and is accountable to the Committee (as representatives of the shareholders of the Corporation). The Committee’s oversight responsibilities include the authority to approve all audit engagement fees and terms, as well as all permitted non-audit engagements and resolution of disagreements between management and the independent auditor regarding financial reporting.

It is the objective of the Committee to maintain free and open means of communications among the Board, the independent auditor, and the financial and senior management of the Corporation.

III. Composition of the Committee

Independence

Each member of the Committee shall be an “independent” director within the meaning of Section 10A(m)(3) of the Exchange Act, Rule 10A-3(b)(1) thereunder, and Rule 4200(a)(15) of the NASD, and an “unrelated” director within the meaning of section 472 of the TSX Listed Company Manual, subject to applicable exceptions.

Financial Literacy and Expertise

All members of the Committee must be able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement. At least one member of the Committee shall be an “audit committee financial expert” within the meaning of applicable SEC and OSC rules and at least one member shall have accounting or related financial experience as required under applicable TSX and NASD rules.

Specifically, the audit committee financial expert and the member with accounting or related financial experience must have the following attributes:

(a)	An understanding and ability to analyze and interpret a full set of financial statements, including the notes attached thereto, prepared in accordance with the generally accepted accounting principles used to prepare those statements;
(b)	An ability to assess the general application of generally accepted accounting principles in connection with the accounting for estimates, accruals and reserves;
(c)	Experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the registrant’s financial statements, or experience actively supervising one or more persons engaged in such activities;
(d)	An understanding of internal controls and procedures for financial reporting; and
(e)	An understanding of audit committee functions.

The Committee shall ensure that the Corporation provides to applicable regulatory authorities any required certification relating to adequacy of this Charter and composition of the Committee.

IV. Duties and Responsibilities of the Committee

In carrying out its duties and responsibilities, the Committee’s policies and procedures should remain flexible, so that it may be in a position to best react or respond to changing circumstances or conditions. While there is no “blueprint” to be followed by the Committee in carrying out its duties and responsibilities, the following should be considered within the authority of the Committee (it being understood that the Committee may diverge from such matters as considered appropriate given the circumstances):

Selection and Evaluation of Auditors

(a)	Select the firm of independent public accountants to audit the books and accounts of the Corporation and its subsidiaries for each fiscal year;
(b)	Annually Review and approve the terms of engagement and determine the remuneration of Corporation’s independent auditor; and
(c)	Review the performance of the Corporation’s independent auditor and terminate or replace the independent auditor when circumstances warrant.

Independence of Auditors

(a)	Ensure that the Corporation’s independent auditor is independent and capable of exercising impartial judgment on all issues encompassed within its engagement. Regard shall be had to all applicable rules and regulations relating to independence, including those with respect to financial relationships, employment relationships, business relationships, the provision of non-audit services, contingent fees, partner rotation and compensation.
(b)	Ensure that the independent auditor delivers to the Committee on a periodic basis a formal written statement delineating all relationships between the independent auditor and the Corporation, consistent with Independence Standards Board Standard 1;
(c)	Actively engage in a dialogue with the independent auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditor; and
(d)	Take appropriate action to satisfy itself of the auditor’s independence.

General Responsibility for Oversight of Auditors

(a)	The Corporation’s independent auditor shall be ultimately accountable to the Committee and the Committee shall be responsible for the appointment (subject to shareholder approval), compensation, retention and oversight of the work of the Corporation’s independent auditor;

(b)	Pre-approve all audit and permitted non-audit services to be provided by the independent auditor. The Committee may approve policies and procedures for the pre-approval of services to be rendered by the independent auditor, which policies and procedures are detailed as to the particular service. All non-audit services to be provided to the Corporation or any of its subsidiaries by the independent auditor or any of its subsidiaries which are not covered by pre-approval policies and procedures approved by the Committee shall be subject to pre-approval by the Committee; and
(c)	Resolve all disagreements between management and the independent auditor regarding financial reporting.

Oversight of Annual Audit and Quarterly Financial Statements

(a)	Review and approve the annual audit plan of the Corporation’s independent auditor, including the audit and non-audit services that the auditor is providing for the Corporation and its subsidiaries, the level of responsibility assumed by the auditor under generally accepted auditing standards and a summary of the audit approach;
(b)	Before the release of annual financial statements, discuss with the independent auditor all matters required by SAS 114 (including the independent auditor’s responsibility under GAAP, the selection of and changes in significant accounting policies or their application, management judgments and accounting estimates, significant audit adjustments, the independent auditor’s responsibility for information other than financial statements, disagreements with management, consultation with other accountants, and difficulties encountered in performing the audit) and CICA Handbook section 5751 (which governs the communications between the independent auditors and the Committee);
(c)	Receive a report from the Corporation’s independent auditor, prior to the filing of the audit report with the SEC or the OSC, regarding:
(i)	all critical accounting policies and practices used by the Corporation;
(ii)	all material alternative accounting treatments of financial information within Canadian GAAP that have been discussed with management, including the ramifications of the use of such alternative treatments, and the treatment preferred by the independent auditor; and
(iii)	other material communications between the independent auditor and management;
(d)	Review and discuss with management the quarterly financial statements. Discuss with the independent auditor the results of its procedures on the statements.
(e)	Prior to any disclosure, review and recommend to the Board for approval:
(i)	the annual financial statements and related documents (MD&A, AIF, etc.);
(ii)	the quarterly financial reports and related documents (including MD&A); and
(iii)	other disclosure documents containing financial information that would likely be material to either the quarterly or annual financial statements.

Oversight and Monitoring of Other Financial Disclosures

(a)	Review and recommend to the Board for approval all financial information of the Corporation contained in any prospectus, annual information form, information circular or similar document of the Corporation, and any earnings press release to be issued in conjunction with the annual and quarterly results;
(b)	Annually or more frequently as required, discuss with management the types of financial and operational information and earnings guidance to be disclosed to credit rating agencies that are subject to confidentiality agreements. The Committee need not discuss in advance with management each instance in which the Corporation gives earnings guidance to credit rating agencies, unless the substance of a presentation to any credit rating agency constitutes a material shift in the Corporation strategy not previously approved by the Board;

(c)	Annually or more frequently as required, discuss with management the types of financial and operational information and earnings guidance to be disclosed to analysts or shareholders (in groups or one-on-one) and the processes for ensuring that new material information is first or simultaneously disseminated in the public domain and subsequently included on the Corporation’s website. The Committee need not discuss in advance with management each instance in which the Corporation gives earnings guidance to analysts, unless the substance of a presentation to any analyst constitutes a material shift in the Corporation strategy not previously approved by the Board; and
(d)	Review the public disclosure required in connection with the Committee’s pre-approval of audit and non-audit services provided by the independent auditor.

Oversight of Financial Reporting Processes and Internal Controls

(a)	Review with management and the independent auditor the adequacy and effectiveness of the Corporation’s accounting and internal control policies and procedures, including controls and security of the computerized information systems.
(b)	Review with management its compliance with prescribed policies, procedures and internal control;
(c)	Review with management and the independent auditor any reportable conditions and material weaknesses affecting internal control;
(d)	Establish and maintain free and open means of communication between and among the Board, the Committee, the Corporation’s independent auditor and the Corporation’s management; and
(e)	Review with management major financial and asset related risks and the steps taken to monitor and control such risks.

Other Matters

(a)	Meet with outside counsel when appropriate, to review legal and regulatory matters, including any matters that may have a material impact on the financial statements of the Corporation;
(b)	Establish procedures for the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal controls or auditing matters and the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters;
(c)	Review and approve all related party transactions with any director or nominee, executive officer, holder of more than 5% of any class of the Corporations voting securities or any family member of the foregoing persons, other than those related party transactions in respect of which the Board has delegated review and approval to a special committee of independent directors.
(d)	Conduct or authorize investigations into any matters within the Committee’s scope of responsibilities, including retaining outside counsel or other consultants or experts for this purpose; and
(e)	Perform such additional activities, and consider such other matters, within the scope of its responsibilities, as the Committee or the Board deems necessary or appropriate.

With respect to the duties and responsibilities listed above, the Committee should:

(a)	Report regularly to the Board on its activities, as appropriate;
(b)	Exercise reasonable diligence in gathering and considering all material information;
(c)	Understand and weigh alternative courses of conduct that may be available;
(d)	Focus on weighing the benefit versus harm to the Corporation and its shareholders when considering alternative recommendations or courses of action;

(e)	If the Committee deems it appropriate, secure independent expert advice and understand the expert’s findings and the basis for such findings, including retaining independent counsel, accountants or others to assist the Committee in fulfilling its duties and responsibilities;
(f)	Provide management and the Corporation’s independent auditor with appropriate opportunities to meet privately with the Committee; and
(g)	Review the Charter of the Audit Committee annually and recommend it to the Board.

V. Meetings of the Committee

The Committee shall meet with such frequency and at such intervals as it shall determine is necessary to carry out its duties and responsibilities. As part of its purpose to foster open communications, the Committee shall meet at least annually with management and the Corporation’s independent auditor in separate executive sessions to discuss any matters that the Committee or each of these groups or persons believe should be discussed privately. The Chairman should work with the Chief Financial Officer and management to establish the agendas for Committee meetings. The Committee, in its discretion, may ask members of management or others to attend its meetings (or portions thereof) and to provide pertinent information as necessary. The Committee shall maintain minutes of its meetings and records relating to those meetings and the Committee’s activities and provide copies of such minutes to the Board.

VI. Advisors and Funding

The Committee shall have the authority to engage independent counsel and other advisors as it determines necessary to carry out its duties and responsibilities. The Corporation shall provide for appropriate funding, as determined by the Committee, for payment of any compensation (i) to any independent auditor engaged for the purpose of rendering or issuing an audit report or related work or performing other audit, review or attest services for the Corporation, and (ii) to any independent advisors employed by the Committee.

VII. Disclosure and Review of Charter

The charter shall be (1) published in the Corporation’s annual report or information circular once every three years or following a material amendment to it; or (2) be posted in an up-to-date format on the Corporation’s web site. The Committee should review and reassess annually the adequacy of this Charter as required by the applicable rules of Nasdaq or the TSX.

While the Committee has the duties and responsibilities set forth in this Charter, the Committee is not responsible for planning or conducting the audit or for determining whether the Corporation’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Management has the responsibility for preparing the financial statements and implementing internal controls and the independent auditor have the responsibility of auditing the financial statements. Similarly, it is not the responsibility of the Committee to resolve disagreements, if any, between management and the independent auditor or to ensure that the Corporation complies with all laws and regulations.

EXHIBIT B

CORPORATE GOVERNANCE
DISCLOSURE OF CORPORATE GOVERNANCE PRACTICES
(CANADIAN NATIONAL INSTRUMENT 58-101)

The directors MDC Partners Inc. consider good corporate governance to be central to the effective and efficient operation of the Corporation. The business of the Corporation is supervised by its board of directors, directly and through its committees. The Canadian Securities Administrators require disclosure on an annual basis of the Corporation’s corporate governance practices in accordance with Form 58-101 — Disclosure of Corporate Governance Practices. The Corporation’s corporate governance practices are set out below.

The Board of Directors

In determining whether a particular director is independent, the Board examines the factual circumstances in the context of that particular year. The Board proposed for election in this Circular is composed of eight members, all of whom are considered to be independent directors with the exception of Messrs. Nadal and Pustil, who are members of management. The following directors of MDC Partners also serve as directors (or senior executive officers) of companies that are reporting issuers (or the equivalent) in Canada or the U.S.:

Clare Copeland:  serves as Chairman of Toronto Hydro, as a trustee of RioCan Real Estate Investment Trust, Chesswood Income Fund, and Telesat, and is a member of the board of directors of Danier Leather Inc. and Entertainment One Ltd.

Thomas N. Davidson:  serves as Chairman of NuTech Precision Metals, Inc. and as a director of Occulogix, Inc. (known as TearLab).

Robert J. Kamerschen:  served on the board of directors of R.H. Donnelley Corporation until January 2010.

Scott L. Kauffman:  served as President and Chief Executive Officer, and member of the board, of GeekNet, Inc. until August 2010, and as a member of the board of Coremetrics Inc. until July 2010. In April 2011, Mr. Kauffman was appointed to the board of directors of LookSmart, Ltd.

Michael J.L. Kirby:  serves as a director of The Bank of Nova Scotia, Extendicare Inc., Just Energy Income Fund, Indigo Books & Music Inc., and ImmunoVaccine Technologies, Inc.

All independent directors frequently meet at the beginning or end of each regularly scheduled quarterly Board or Committee meeting without non-independent directors and management present. The Board has access to information independent of management through MDC Partners’ auditor who reports to the Audit Committee. The specific responsibilities of the Board include reviewing and approving all major strategic decisions, including any change in the strategic direction of MDC Partners and acquisitions and/or divestitures and other matters (such as guarantees) in excess of Cdn$2.5 million; reviewing and approving annual budgets, including capital expenditure plans; reviewing and approving operating results for each quarter and year to date. As part of its ongoing activities, the Board regularly receives and comments upon reports of management as to the performance of MDC Partners’ business and management’s expectations. The Board is therefore of the view that the appropriate structures and procedures are in place to ensure that it can function independent of management.

The Board has selected Mr. Robert J. Kamerschen as the Presiding Director of the Board. Mr. Kamerschen is independent.

Board Mandate

The Board of Directors recently adopted a set of Corporate Governance Guidelines as a framework within which the Board and its Committees will conduct its business. A copy of the Guidelines is available free of charge at MDC Partners’ website at http://www.mdc-partners.com/#/corporate_info/governance.

Position Descriptions

The Company’s bylaws and the Charters of each Board committee provide a detailed description of the roles and responsibilities of the Board (including the Chairman), management and committees of the Board.

The Human Resources & Compensation Committee (described below) is responsible for establishing, monitoring and evaluating objectives and standards of performance for the Chief Executive Officer and other executive officers on an annual basis. Salary, bonus, loans or other payments for the benefit of the Chief Executive Officer must be reviewed and approved by the Human Resources & Compensation Committee. Related party expenses for services rendered and in the nature of expense reimbursement must also be approved by the Human Resources & Compensation Committee.

Orientation and Continuing Education

New directors to MDC Partners have generally been executives with extensive business experience and directorship responsibilities on the boards of other public and private institutions. Orientation for these individuals is provided through a review of past Board materials and other private and public documents concerning MDC Partners. In addition, Board members are encouraged to attend (at the cost and expense of the Company) continuing education programs identified by the Nominating and Corporate Governance Committee each year to ensure that they maintain the skills necessary for them to meet their obligations as directors.

Ethical Business Conduct

The Company has adopted a Code of Conduct, which applies to all directors, officers (including the Company’s Chief Executive Officer and Chief Financial Officer) and employees of the Company and its subsidiaries. The Code of Conduct was adopted in order to help directors, officers and employees resolve ethical issues. The Code of Conduct covers topics including, but not limited to, conflicts of interest, confidentiality of information and compliance with laws. The Company’s policy is to not permit any waiver of the Code of Conduct for any director or executive officer, except in extremely limited circumstances. The Board, through the Audit Committee, monitors and assesses and claims alleged under the Code of Conduct. Any waiver of this Code of Conduct for directors or officers of the Company must be approved by the Company’s Board of Directors. Amendments to and waivers of the Code of Conduct will be publicly disclosed as required by applicable laws, rules and regulations. The Code of Conduct is available free of charge on the Company’s website at http://www.mdc-partners.com, or by writing to MDC Partners Inc., 950 Third Avenue, New York, NY 10022, Attention: Investor Relations.

Nomination of Directors

The Nominating and Corporate Governance Committee is composed of four members, all of whom are considered to be independent. The Nominating and Corporate Governance Committee is responsible for reviewing and making recommendations to the full Board with respect to developments in the area of corporate governance and the practices of the Board. The Nominating and Corporate Governance Committee is also responsible for evaluating the performance of the Board as a whole and for reporting to the Board with respect to appropriate candidates for nominations to the Board. The current members of the Nominating and Corporate Governance Committee are Messrs. Robert J. Kamerschen (Chairman), Thomas N. Davidson, Scott L. Kauffman, and Michael J.L. Kirby. The Nominating and Corporate Governance Committee’s current charter is available at http://www.mdc-partners.com/#/corporate_info/committees. The Company will disclose any amendments to, or waivers of, the charter on its website at www.mdc-partners.com in accordance with applicable law and the requirements of the NASDAQ corporate governance standards.

The Nominating and Corporate Governance Committee identifies, selects and recommends to the Board individuals qualified to serve both on the Board and on Board committees, including persons suggested by shareholders and others. In identifying candidates for nominations to the Board, the Nominating and Corporate Governance Committee seeks to maintain at all times a Board with a diverse range of experience, talent, expertise and background appropriate for the business of the Company. The Nominating and Corporate Governance Committee does not require any specific minimum qualifications or specific qualities or skills, but reviews each person’s qualifications on the whole, including a candidate’s particular experience, skills, expertise, diversity, personal and professional integrity, character, business judgment, time availability in light of other commitments, dedication, conflicts of interest and such other relevant factors that the Nominating and Corporate Governance Committee considers appropriate in the context of the needs of the Board. Following that review, the Nominating and Corporate Governance Committee then selects nominees and recommends them to the Board for election by the shareholders or appointment by the Board, as the case may be. The Nominating and Corporate Governance Committee also reviews the suitability of each Board member for continued service as a director when that member’s term expires or that member experiences a significant change in status (for example, a change in employment). The Nominating and Corporate Governance Committee has not implemented any particular additional policies or procedures with respect to suggestions received from shareholders with respect to Board or committee nominees.

Pursuant to its charter, the Nominating and Corporate Governance Committee may conduct or authorize investigations or studies into matters with its scope of responsibilities and may retain, at the Company’s expense, such independent counsel or other consultants or advisers at it may deem necessary from time to time. The Nominating and Corporate Governance Committee has the sole authority to retain or terminate any search firm to be used to identify director candidates, including the sole authority to approve its fees and retention terms, with the Company bearing the cost of such fees.

Compensation

The Human Resources & Compensation Committee is composed of five members, all of whom are considered to be independent. The Human Resources & Compensation Committee makes recommendations to the Board on, among other things, the compensation of senior executives. The Human Resources & Compensation Committee discusses personnel and human resources matters including recruitment and development, management succession and benefits plans and grants awards under the 2005 Stock Incentive Plan and the SARs Plan. Salary, bonus or other payments for the benefit of senior management are reviewed and approved by the Human Resources & Compensation Committee. The Human Resources & Compensation Committee reviews the compensation of members of the Board on an annual basis and makes recommendations to the Board. The Board considers their remuneration appropriate given the time commitment, risk and responsibilities associated with the position. The current members of the Human Resources & Compensation Committee are Messrs. Scott L. Kauffman (Chairman), Thomas N. Davidson, Robert J. Kamerschen, Michael J.L. Kirby, and Clare Copeland. The Human Resources & Compensation Committee’s current charter is available at http://www.mdc-partners.com/#/corporate_info/committees. The Company will disclose any amendments to, or waivers of, the charter on its website at www.mdc-partners.com in accordance with applicable law and the requirements of the NASDAQ corporate governance standards.

Other Board Committees

The Board conducts its business through meetings of the Board and three standing committees: the Audit Committee, the Human Resources & Compensation Committee and the Nominating and Corporate Governance Committee. Copies of the charters of these committees are available, free of charge at MDC Partners’ website located at http://www.mdc-partners.com/#/corporate_info/committees.

In addition, from time to time, special committees may be established under the direction of the Board when necessary to address specific issues.

Assessments

The Nominating and Corporate Governance Committee is responsible for developing and recommending standards of performance of the Board, its committees and the individual directors through administration of an annual questionnaire. It is the responsibility of the Nominating and Corporate Governance Committee to assess the effectiveness of the Board as a whole and the committees of the Board. Participation of directors is expected at all Board and committee meetings. Directors are asked to notify MDC Partners if they are unable to attend, and attendance at meetings is duly recorded.

EXHIBIT C

MDC PARTNERS INC.

2011 STOCK INCENTIVE PLAN
(As Adopted __________, 2011)

1. Purpose of the Plan

This MDC Partners Inc. 2011 Stock Incentive Plan is intended to promote the interests of the Company and its shareholders by providing the employees and consultants of the Company and eligible non-employee directors of MDC Partners Inc., who are largely responsible for the management, growth and protection of the business of the Company, with incentives and rewards to encourage them to continue in the service of the Company. The Plan is designed to meet this intent by providing such employees, consultants and eligible non-employee directors with a proprietary interest in pursuing the long-term growth, profitability and financial success of the Company.

2. Definitions

As used in the Plan, the following definitions apply to the terms indicated below:

(a) “Board of Directors” means the Board of Directors of MDC Partners Inc.

(b) “Change in Control” means the occurrence of any of the following:

(i) Any Person becoming the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act, a “Beneficial Owner”) of fifty percent (50%) or more of the combined voting power of MDC’s then outstanding voting securities (“Voting Securities”); provided, however that a Change in Control shall not be deemed to occur by reason of an acquisition of Voting Securities directly from MDC or by (i) an employee benefit plan (or a trust forming a part thereof) maintained by (A) MDC or any Person of which a majority of its voting power or its voting equity securities or equity interest is owned, directly or indirectly, by MDC (the “MDC Group”), (B) any member of the MDC Group, or (C) any Person in connection with a Non-Control Transaction (as such term is hereinafter defined);

(ii) The individuals who, as of April 1, 2011, are members of the Board of Directors (the “Incumbent Board”), cease for any reason to constitute at least two-thirds of the members of the Board of Directors; provided, however that if the election, or nomination for election by MDC’s shareholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of the Plan, be considered as a member of the Incumbent Board; provided, further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of an actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a “Proxy Contest”) including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

(iii) The consummation of:

(A) A merger, consolidation or reorganization with or into MDC or in which securities of MDC are issued, unless such merger, consolidation or reorganization is a “Non-Control Transaction.” A “Non-Control Transaction” is a merger, consolidation or reorganization with or into MDC or in which securities of MDC are issued where:

(I) the stockholders of MDC, immediately before such merger, consolidation or reorganization, own, directly or indirectly immediately following such merger, consolidation or reorganization, at least sixty percent (60%) of the combined voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation or reorganization (the “Surviving Corporation”) in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization,

(II) the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least two-thirds of the members of the board of directors of the Surviving Corporation, or a corporation beneficially owning a majority of the voting securities of the Surviving Corporation,

(III) no Person other than (1) any member of the MDC Group, (2) any employee benefit plan (or any trust forming a part thereof) maintained immediately prior to such merger, consolidation or reorganization by any member of the MDC Group, or (3) any Person who, immediately prior to such merger, consolidation or reorganization Beneficially Owns twenty-five percent (25%) or more of the then outstanding Voting Securities, owns, directly or indirectly, fifty percent (50%) or more of the combined voting power of the Surviving Corporation’s voting securities outstanding immediately following such transaction;

(B) A complete liquidation or dissolution of the Company; or

(C) The sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a member of the MDC Group).

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the “Subject Person”) becomes the Beneficial Owner of more than the permitted amount of the outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities outstanding, increases the proportional number of shares Beneficially Owned by the Subject Persons, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Voting Securities which increases the percentage of the then outstanding Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

(c) “Class A Shares” means MDC’s Class A subordinate voting shares, without par value, or any other security into which such shares shall be changed pursuant to the adjustment provisions of Section 10 of the Plan.

(d) “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(e) “Committee” means the Human Resources & Compensation Committee of the Board of Directors or such other committee as the Board of Directors shall appoint from time to time to administer the Plan and to otherwise exercise and perform the authority and functions assigned to the Committee under the terms of the Plan.

(f) “Company” means MDC and each of its Subsidiaries, collectively.

(g) “Covered Employee” means a Participant who at the time of reference is a “covered employee” as defined in Code Section 162(m) and the regulations promulgated under Code Section 162(m), or any successor statute.

(h) “Director” means a member of the Board of Directors who is not at the time of reference an employee of the Company.

(i) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(j) “Fair Market Value” means, with respect to a Class A Share, as of the applicable date of determination (i) the closing sales price on the immediately preceding business day of Class A Shares as reported on the principal securities exchange on which such shares are then listed or admitted to trading or (ii) if not so reported, the average of the closing bid and ask prices on the immediately preceding business day as reported on the National Association of Securities Dealers Automated Quotation System or (iii) if not so reported, as furnished by any member of the National Association of Securities Dealers, Inc. selected by the Committee. In the event that the price of Class A Shares shall not be so reported, the Fair Market Value of Class A Shares shall be determined by the Committee in its absolute discretion.

(k) “Incentive Award” means an Option, SAR or Other Stock-Based Award granted to a Participant pursuant to the terms of the Plan.

(l) “MDC” means MDC Partners Inc., a corporation established under the Canadian Business Corporation Act, and any successor thereto.

(m) “Option” means a non-qualified stock option to purchase Class A Shares granted to a Participant pursuant to Section 6.

(n) “Other Stock-Based Award” means an equity or equity-related award granted to a Participant pursuant to Section 8.

(o) “Participant” means a Director, employee or consultant of the Company, including any person or company engaged to provide ongoing management or consulting services for the Company and, at the discretion of any of the foregoing persons, and subject to any required regulatory approvals and conditions, a personal holding company controlled by such person, who or which is eligible to participate in the Plan and to whom one or more Incentive Awards have been granted pursuant to the Plan and, following the death of any such natural person, his successors, heirs, executors and administrators, as the case may be.

(p) “Performance-Based Compensation” means compensation that satisfies the requirements of Section 162(m) of the Code for deductibility of remuneration paid to Covered Employees.

(q) “Performance Measures” means such measures as are described in Section 9 on which performance goals are based in order to qualify certain awards granted hereunder as Performance-Based Compensation.

(r) “Performance Period” means the period of time during which the performance goals must be met in order to determine the degree of payout and/or vesting with respect to an Incentive Award that is intended to qualify as Performance-Based Compensation.

(s) “Permitted Acceleration Event” means (i) with respect to any Incentive Award that is subject to performance-based vesting, the full or partial vesting of such Incentive Award based on satisfaction of the applicable performance-based conditions, (ii) the occurrence of a Change in Control or an event described in Section 10(b), (c) or (d) or (iii) any termination of the employment of a Participant, other than a termination for cause (as defined by the Committee) or voluntary termination prior to retirement (as defined by the Committee).

(t) “Person” means a “person” as such term is used in Section 13(d) and 14(d) of the Exchange Act.

(u) “Plan” means this MDC Partners Inc. 2005 Stock Incentive Plan, as it may be amended from time to time.

(v) “SAR” means a stock appreciation right granted to a Participant pursuant to Section 7.

(w) “Securities Act” means the Securities Act of 1933, as amended.

(x) “Subsidiary” means any “subsidiary corporation” within the meaning of Section 424(f) of the Code or any other entity that the Committee determines from time to time should be treated as a subsidiary corporation for purposes of this Plan.

3. Stock Subject to the Plan

(a) In General

Subject to adjustment as provided in Section 10 and the following provisions of this Section 3, the maximum number of Class A Shares that may be covered by Incentive Awards granted under the Plan shall not exceed 2,000,000 Class A Shares. Class A Shares issued under the Plan may be either authorized and unissued shares or treasury shares, or both, at the discretion of the Committee. In addition, at the discretion of the Compensation Committee, Class A Shares authorized for issuance under this Plan may be issued to employees of the Company to satisfy the exercise of SARS Awards under the Company’s Stock Appreciation Rights Plan, as amended.

For purposes of the preceding paragraph, Class A Shares covered by Incentive Awards shall only be counted as used to the extent they are actually issued and delivered to a Participant (or such Participant’s permitted transferees as described in the Plan) pursuant to the Plan. For purposes of clarification, in accordance with the preceding sentence if an Incentive Award is settled for cash or if Class A Shares are withheld to pay the exercise price of an Option or to satisfy any tax withholding requirement in connection with an Incentive Award only the shares issued (if any), net of the shares withheld, will be deemed delivered for purposes of determining the number of Class A Shares that are available for delivery under the Plan. In addition, if Class A Shares are issued subject to conditions which may result in the forfeiture, cancellation or return of such shares to the Company, any portion of the shares forfeited, cancelled or returned shall be treated as not issued pursuant to the Plan. In addition, if Class A Shares owned by a Participant (or such Participant’s permitted transferees as described in the Plan) are tendered (either actually or through attestation) to the Company in payment of any obligation in connection with an Incentive Award, the number of shares tendered shall be added to the number of Class A Shares that are available for delivery under the Plan. In addition, if the Company uses cash received by the Company in payment of the exercise price or purchase price in connection with any Incentive Award granted pursuant to the Plan to repurchase Class A Shares from any Person, the shares so repurchased will be added to the aggregate number of shares available for delivery under the Plan. For purposes of the preceding sentence, Class A Shares repurchased by the Company shall be deemed to have been repurchased using such funds only to the extent that such funds have actually been previously received by the Company and that the Company promptly designates in its books and records that such repurchase was paid for with such funds. Class A Shares covered by Incentive Awards granted pursuant to the Plan in connection with the assumption, replacement, conversion or adjustment of outstanding equity-based awards in the context of a corporate acquisition or merger (within the meaning of NASD Rule 4350) shall not count as used under the Plan for purposes of this Section 3.

Subject to adjustment as provided in Section 10, the maximum number of Class A Shares that may be covered by Incentive Awards granted under the Plan to any single Participant in any fiscal year of the Company shall not exceed 600,000 shares, prorated on a daily basis for any fiscal year of the Company that is shorter than 365 days; provided, however, that Class A Shares covered by Extraordinary Equity Value Appreciation Restricted Stock Awards, or “EVAR” awards, shall be excluded from such limitation.

(b) Prohibition on Substitutions and Repricings

In no event shall any new Incentive Awards be issued in substitution for outstanding Incentive Awards previously granted to Participants, nor shall any repricing (within the meaning of US generally accepted accounting practices or any applicable stock exchange rule) of Incentive Awards issued under the Plan be permitted at any time under any circumstances, in each case unless the shareholders of the Company expressly approve such substitution or repricing.

(c) Annual Limitation on Grants.

The Committee shall limit annual grants of equity awards under this Plan to executive officers of the Company to an aggregate amount equal to not more than three percent (3%) of the number of issued and outstanding shares of the Company’s capital stock at the beginning of the Company’s fiscal year; provided, however, that Class A Shares covered by EVAR awards shall be excluded from such limitation. In addition, independent Directors shall not receive equity grants with a current market value in excess of $100,000 in any given fiscal year.

4. Administration of the Plan

The Plan shall be administered by a Committee of the Board of Directors consisting of two or more persons, each of whom qualify as non-employee directors (within the meaning of Rule 16b-3 promulgated under Section 16 of the Exchange Act), and as “outside directors” within the meaning of Treasury Regulation Section 1.162-27(e)(3). The Committee shall, consistent with the terms of the Plan, from time to time designate those who shall be granted Incentive Awards under the Plan and the amount, type and other terms and conditions of such Incentive Awards. All of the powers and responsibilities of the Committee under the Plan may be delegated by the Committee, in writing, to any subcommittee thereof. In addition, the Committee may from time to time authorize a committee consisting of one or more Directors to grant Incentive Awards to persons who are not “executive officers” of MDC (within the meaning of Rule 16a-1 under the Exchange Act), subject to such restrictions and limitation as the Committee may specify. In addition, the Board of Directors may, consistent with the terms of the Plan, from time to time grant Incentive Awards to Directors.

The Committee shall have full discretionary authority to administer the Plan, including discretionary authority to interpret and construe any and all provisions of the Plan and the terms of any Incentive Award (and any agreement evidencing any Incentive Award) granted thereunder and to adopt and amend from time to time such rules and regulations for the administration of the Plan as the Committee may deem necessary or appropriate. Without limiting the generality of the foregoing, (i) the Committee shall determine whether an authorized leave of absence, or absence in military or government service, shall constitute termination of employment and (ii) the employment of a Participant with the Company shall be deemed to have terminated for all purposes of the Plan if such person is employed by or provides services to a Person that is a Subsidiary of the Company and such Person ceases to be a Subsidiary of the Company, unless the Committee determines otherwise. Decisions of the Committee shall be final, binding and conclusive on all parties.

On or after the date of grant of an Incentive Award under the Plan, the Committee may (i) accelerate the date on which any such Incentive Award becomes vested, exercisable or transferable, as the case may be, (ii) extend the term of any such Incentive Award, including, without limitation, extending the period following a termination of a Participant’s employment during which any such Incentive Award may remain outstanding, (iii) waive any conditions to the vesting, exercisability or transferability, as the case may be, of any such Incentive Award or (iv) provide for the payment of dividends or dividend equivalents with respect to any such Incentive Award. The Committee may also exercise its discretion to impose limitations on the vesting, exercisability or transferability of Incentive Awards, subject to a Participant’s compliance with the Company’s stock ownership guidelines.

No member of the Committee shall be liable for any action, omission, or determination relating to the Plan, and MDC shall indemnify and hold harmless each member of the Committee and each other director or employee of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been delegated against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Committee) arising out of any action, omission or determination relating to the Plan, unless, in either case, such action, omission or determination was taken or made by such member, director or employee in bad faith and without reasonable belief that it was in the best interests of the Company.

5. Eligibility

The Persons who shall be eligible to receive Incentive Awards pursuant to the Plan shall be those Directors and employees of the Company, including any person or company engaged to provide ongoing management or consulting services for the Company and, at the discretion of any of the foregoing persons, and subject to any required regulatory approvals and conditions, a personal holding company controlled by such person, whom the Committee shall select from time to time. All Incentive Awards granted under the Plan shall be evidenced by a separate written agreement entered into by the Company and the recipient of such Incentive Award.

6. Options

The Committee may from time to time grant Options, subject to the following terms and conditions:

(a) Exercise Price

The exercise price per Class A Share covered by any Option shall be not less than 100% of the Fair Market Value of a Class A Share on the date on which such Option is granted.

(b) Term and Exercise of Options

(1) Each Option shall become vested and exercisable on such date or dates, during such period and for such number of Class A Shares as shall be determined by the Committee on or after the date such Option is granted; provided, however that no Option shall be exercisable after the expiration of ten years from the date such Option is granted; provided, further that no Option shall become exercisable earlier than one year after the date on which it is granted, other than upon the occurrence of a Permitted Acceleration Event; and, provided, further, that each Option shall be subject to earlier termination, expiration or cancellation as provided in the Plan or in the agreement evidencing such Option.

(2) Each Option may be exercised in whole or in part; provided, however that no partial exercise of an Option shall be for an aggregate exercise price of less than $1,000. The partial exercise of an Option shall not cause the expiration, termination or cancellation of the remaining portion thereof.

(3) An Option shall be exercised by such methods and procedures as the Committee determines from time to time, including without limitation through net physical settlement or other method of cashless exercise.

(4) Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of a Participant, only by the Participant.

(c) Effect of Termination of Employment or other Relationship

The agreement evidencing the award of each Option shall specify the consequences with respect to such Option of the termination of the employment, service as a director or other relationship between the Company and the Participant holding the Option.

(d) Effect of Change in Control

Upon the occurrence of a Change in Control, each Option outstanding at such time shall become fully and immediately vested and exercisable and shall remain exercisable until its expiration, termination or cancellation pursuant to the terms of the Plan and the agreement evidencing such Option.

7. Stock Appreciation Rights

The Committee may from time to time grant SARs, subject to the following terms and conditions:

(a) Stand-Alone and Tandem; Cash and Stock-Settled

SARs may be granted on a stand-alone basis or in tandem with an Option. Tandem SARs may be granted contemporaneously with or after the grant of the Options to which they relate. SARs may be settled in Class A Shares or in cash.

(b) Exercise Price

The exercise price per Class A Share covered by any SAR shall be not less than 100% of the Fair Market Value of a Class A Share on the date on which such SAR is granted; provided, however that the exercise price of an SAR that is tandem to an Option and that is granted after the grant of such Option may have an exercise price less than 100% of the Fair Market Value of a Class A Share on the date on which such SAR is granted provided that such exercise price is at least equal to the exercise price of the related Option.

(c) Benefit Upon Exercise

The exercise of an SAR with respect to any number of Class A Shares prior to the occurrence of a Change in Control shall entitle the Participant to (i) a cash payment, for each such share, equal to the excess of (A) the Fair Market Value of a Class A Share on the effective date of such exercise over (B) the per share exercise price of the SAR, (ii) the issuance or transfer to the Participant of the greatest number of whole Class A Shares which on the date of the exercise of the SAR have an aggregate Fair Market Value equal to such excess or (iii) a combination of cash and Class A Shares in amounts equal to such excess, as determined by the Committee. The exercise of an SAR with respect to any number of Class A Shares upon or after the occurrence of a Change in Control shall entitle the Participant to a cash payment, for each such share, equal to the excess of (i) the greater of (A) the highest price per share of Class A Shares paid in connection with such Change in Control and (B) the Fair Market Value of Class A Shares on the effective date of exercise over (ii) the per share exercise price of the SAR. Such payment, transfer or issuance shall occur as soon as practical, but in no event later than five business days, after the effective date of exercise.

(d) Term and Exercise of SARs

(1) Each SAR shall become vested and exercisable on such date or dates, during such period and for such number of Class A Shares as shall be determined by the Committee on or after the date such SAR is granted; provided, however that no SAR shall be exercisable after the expiration of ten years from the date such SAR is granted; provided, further that no SAR shall become exercisable earlier than one year after the date on which it is granted, other than upon the occurrence of a Permitted Acceleration Event; and, provided, further, that each SAR shall be subject to earlier termination, expiration or cancellation as provided in the Plan or in the agreement evidencing such SAR.

(2) Each SAR may, to the extent vested and exercisable, be exercised in whole or in part; provided, however that no partial exercise of an SAR shall be for an aggregate exercise price of less than $1,000. The partial exercise of an SAR shall not cause the expiration, termination or cancellation of the remaining portion thereof.

(3) An SAR shall be exercised by such methods and procedures as the Committee determines from time to time.

(4) SARs may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of a Participant, only by the Participant.

(5) The exercise with respect to a number of Class A Shares of an SAR granted in tandem with an Option shall cause the immediate cancellation of the Option with respect to the same number of shares. The exercise with respect to a number of Class A Shares of an Option to which a tandem SAR relates shall cause the immediate cancellation of the SAR with respect to an equal number of shares.

(e) Effect of Termination of Employment or other Relationship

The agreement evidencing the award of each SAR shall specify the consequences with respect to such SAR of the termination of the employment, service as a director or other relationship between the Company and Participant holding the SAR.

(f) Effect of Change in Control

Upon the occurrence of a Change in Control, each SAR outstanding at such time shall become fully and immediately vested and exercisable and shall remain exercisable until its expiration, termination or cancellation pursuant to the terms of the Plan and the agreement evidencing such SAR.

8. Other Stock-Based Awards

The Committee may grant equity-based or equity-related awards not otherwise described herein in such amounts and subject to such terms and conditions as the Committee shall determine. Without limiting the generality of the preceding sentence, each such Other Stock-Based Award may (i) involve the transfer of actual Class A Shares to Participants, either at the time of grant or thereafter, or payment in cash or otherwise of amounts based on the value of Class A Shares, (ii) be subject to performance-based and/or service-based conditions, (iii) be in the form of phantom stock, restricted stock, restricted stock units, performance shares, or share-denominated performance units and (iv) be designed to comply with applicable laws of jurisdictions other than the United States. Notwithstanding anything in this Section 8, no Other Stock-Based Award shall vest or otherwise become payable earlier than three years following the date on which it is granted, other than upon the occurrence of a Permitted Acceleration Event. Upon the occurrence of a Change in Control, each Other Stock-Based Award outstanding at such time shall become fully and immediately vested and exercisable and shall remain exercisable until its expiration, termination or cancellation pursuant to the terms of the Plan and the agreement evidencing such Other Stock-Based Award.

9. Performance Measures

(a) Performance Measures

The performance goals upon which the payment or vesting of any Incentive Award (other than Options and SARs) to a Covered Employee that is intended to qualify as Performance-Based Compensation depends shall relate to one or more of the following Performance Measures: revenue growth, operating income, operating cash flow, net income, earnings per share, cash earnings per share, return on sales, return on assets, return on equity, return on invested capital and total shareholder return.

Performance Periods may be equal to or longer than, but not less than, one fiscal year of the Company. Within 90 days after the beginning of a Performance Period, and in any case before 25% of the Performance Period has elapsed, the Committee shall establish (a) performance goals and objectives for the Company for such Performance Period, (b) target awards for each Participant, and (c) schedules or other objective methods for determining the applicable performance percentage to be applied to each such target award.

The measurement of any Performance Measure(s) may exclude the impact of charges for restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring items, and the cumulative effects of accounting changes, each as defined by generally accepted accounting principles and as identified in the Company’s audited financial statements, including the notes thereto. Any Performance Measure(s) may be used to measure the performance of the Company or a Subsidiary as a whole or any business unit of the Company or any Subsidiary or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Measures as compared to the performance of a group of comparator companies, or a published or special index that the Committee, in its sole discretion, deems appropriate.

Nothing in this Section 9 is intended to limit the Committee’s discretion to adopt conditions with respect to any Incentive Award that is not intended to qualify as Performance-Based Compensation that relate to performance other than the Performance Measures.

(b) Committee Discretion

In the event that the requirements of Section 162(m) and the regulations thereunder change to permit Committee discretion to alter the Performance Measures without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval.

10. Adjustment Upon Changes in Class A Shares

(a) Shares Available for Grants

In the event of any change in the number of Class A Shares outstanding by reason of any stock dividend or split, recapitalization, merger, consolidation, combination or exchange of shares or similar corporate change, the maximum aggregate number of Class A Shares with respect to which the Committee may grant Incentive Awards and the maximum aggregate number of Class A Shares with respect to which the Committee may grant Incentive Awards to any individual Participant in any year shall be appropriately adjusted by the Committee. In the event of any change in the number of Class A Shares outstanding by reason of any other similar event or transaction, the Committee may, but need not, make such adjustments in the number and class of Class A Shares with respect to which Incentive Awards may be granted as the Committee may deem appropriate.

(b) Increase or Decrease in Issued Shares Without Consideration

Subject to any required action by the shareholders of MDC, in the event of any increase or decrease in the number of issued Class A Shares resulting from a subdivision or consolidation of Class A Shares or the payment of a stock dividend (but only on the Class A Shares), or any other increase or decrease in the number of such shares effected without receipt or payment of consideration by the Company, the Committee shall proportionally adjust the number of Class A Shares subject to each outstanding Incentive Award and the exercise price per Class A Share of each such Incentive Award.

(c) Certain Mergers

Subject to any required action by the shareholders of MDC, in the event that MDC shall be the surviving corporation in any merger or consolidation (except a merger or consolidation as a result of which the holders of Class A Shares receive securities of another corporation), each Incentive Award outstanding on the date of such merger or consolidation shall pertain to and apply to the securities which a holder of the number of Class A Shares subject to such Incentive Award would have received in such merger or consolidation.

(d) Certain Other Transactions

In the event of (i) a dissolution or liquidation of MDC, (ii) a sale of all or substantially all of MDC’s assets, (iii) a merger or consolidation involving MDC in which MDC is not the surviving corporation or (iv) a merger or consolidation involving MDC in which MDC is the surviving corporation but the holders of Class A Shares receive securities of another corporation and/or other property, including cash, the Committee shall, in its absolute discretion, have the power to:

(i) cancel, effective immediately prior to the occurrence of such event, each Incentive Award (whether or not then exercisable), and, in full consideration of such cancellation, pay to the Participant to whom such Incentive Award was granted an amount in cash, for each Class A Share subject to such Incentive Award equal to the value, as determined by the Committee in its reasonable discretion, of such Incentive Award, provided that with respect to any outstanding Option or SAR such value shall be equal to the excess of (A) the value, as determined by the Committee in its reasonable discretion, of the property (including cash) received by the holder of Class A Shares as a result of such event over (B) the exercise price of such Option or SAR; or

(ii) provide for the exchange of each Incentive Award (whether or not then exercisable or vested) for an incentive award with respect to, as appropriate, some or all of the property which a holder of the number of Class A Shares subject to such Incentive Award would have received in such transaction and, incident thereto, make an equitable adjustment as determined by the Committee in its reasonable discretion in the exercise price of the incentive award, or the number of shares or amount of property subject to the incentive award or, if appropriate, provide for a cash payment to the Participant to whom such Incentive Award was granted in partial consideration for the exchange of the Incentive Award.

(e) Other Changes

In the event of any change in the capitalization of MDC or corporate change other than those specifically referred to in paragraphs (b), (c) or (d), the Committee may, in its absolute discretion, make such adjustments in the number and class of shares subject to Incentive Awards outstanding on the date on which such change occurs and in such other terms of such Incentive Awards as the Committee may consider appropriate to prevent dilution or enlargement of rights.

(f) No Other Rights

Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger or consolidation of MDC or any other corporation. Except as expressly provided in the Plan, no issuance by MDC of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of Class A Shares subject to any Incentive Award.

11. Rights as a Stockholder

No person shall have any rights as a stockholder with respect to any Class A Shares covered by or relating to any Incentive Award granted pursuant to the Plan until the date of the issuance of a stock certificate with respect to such shares. Except as otherwise expressly provided in Section 10 hereof, no adjustment of any Incentive Award shall be made for dividends or other rights for which the record date occurs prior to the date such stock certificate is issued.

12. No Special Employment Rights; No Right to Incentive Award

(a) Nothing contained in the Plan or any Incentive Award shall confer upon any Participant any right with respect to the continuation of his employment by or service to the Company or interfere in any way with the right of the Company at any time to terminate such employment or to increase or decrease the compensation of the Participant from the rate in existence at the time of the grant of an Incentive Award.

(b) No person shall have any claim or right to receive an Incentive Award hereunder. The Committee’s granting of an Incentive Award to a Participant at any time shall neither require the Committee to grant an Incentive Award to such Participant or any other Participant or other person at any time nor preclude the Committee from making subsequent grants to such Participant or any other Participant or other person.

13. Securities Matters

(a) MDC shall be under no obligation to effect the registration pursuant to the Securities Act of any Class A Shares to be issued hereunder or to effect similar compliance under any state laws. Notwithstanding anything herein to the contrary, MDC shall not be obligated to cause to be issued or delivered any certificates evidencing Class A Shares pursuant to the Plan unless and until MDC is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which Class A Shares are traded and that the Participant has delivered all notices and documents required to be delivered to the Company in connection therewith. The Committee may require, as a condition to the issuance and delivery of certificates evidencing Class A Shares pursuant to the terms hereof, that the recipient of such shares make such covenants, agreements and representations, and that such certificates bear such legends, as the Committee deems necessary or desirable.

(b) The exercise of any Option granted hereunder shall only be effective at such time as counsel to MDC shall have determined that the issuance and delivery of Class A Shares pursuant to such exercise is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which Class A Shares are traded. MDC may, in its sole discretion, defer the effectiveness of an exercise of an Option hereunder or the issuance or transfer of Class A Shares pursuant to any Incentive Award pending or to ensure compliance under federal or state securities laws. MDC shall inform the Participant in writing of its decision to defer the effectiveness of the exercise of an Option or the issuance or transfer of Class A Shares pursuant to any Incentive Award. During the period that the effectiveness of the exercise of an Option has been deferred, the Participant may, by written notice, withdraw such exercise and obtain the refund of any amount paid with respect thereto.

14. Withholding Taxes

(a) Cash Remittance

Whenever Class A Shares are to be issued upon the exercise of an Option or the grant or vesting of an Incentive Award, MDC shall have the right to require the Participant to remit to MDC in cash an amount sufficient to satisfy federal, state and local withholding tax requirements, if any, attributable to such exercise, grant or vesting prior to the delivery of any certificate or certificates for such shares or the effectiveness of the lapse of such restrictions. In addition, upon the exercise or settlement of any Incentive Award in cash, MDC shall have the right to withhold from any cash payment required to be made pursuant thereto an amount sufficient to satisfy the federal, state and local withholding tax requirements, if any, attributable to such exercise or settlement.

(b) Stock Remittance

At the election of the Participant, subject to the approval of the Committee, when Class A Shares are to be issued upon the exercise, grant or vesting of an Incentive Award, the Participant may tender to MDC a number of Class A Shares that have been owned by the Participant for at least six months (or such other period as the Committee may determine) having a Fair Market Value at the tender date determined by the Committee to be sufficient to satisfy the federal, state and local withholding tax requirements, if any, attributable to such exercise, grant or vesting but not greater than such withholding obligations. Such election shall satisfy the Participant’s obligations under Section 14(a) hereof, if any.

(c) Stock Withholding

At the election of the Participant, subject to the approval of the Committee, when Class A Shares are to be issued upon the exercise, grant or vesting of an Incentive Award, MDC shall withhold a number of such shares having a Fair Market Value at the exercise date determined by the Committee to be sufficient to satisfy the federal, state and local withholding tax requirements, if any, attributable to such exercise, grant or vesting but not greater than such withholding obligations. Such election shall satisfy the Participant’s obligations under Section 14(a) hereof, if any.

15. Amendment or Termination of the Plan

The Board of Directors may at any time suspend or discontinue the Plan or revise or amend it in any respect whatsoever; provided, however, that without approval of the shareholders no revision or amendment shall except as provided in Section 10 hereof, (i) increase the number of Class A Shares that may be issued under the Plan or (ii) materially modify the requirements as to eligibility for participation in the Plan. Nothing herein shall restrict the Committee’s ability to exercise its discretionary authority hereunder pursuant to Section 4 hereof, which discretion may be exercised without amendment to the Plan. No action hereunder may, without the consent of a Participant, reduce the Participant’s rights under any previously granted and outstanding Incentive Award. Nothing herein shall limit the right of the Company to pay compensation of any kind outside the terms of the Plan.

16. No Obligation to Exercise

The grant to a Participant of an Option or SAR shall impose no obligation upon such Participant to exercise such Option or SAR.

17. Transfers Upon Death

Upon the death of a Participant, outstanding Incentive Awards granted to such Participant may be exercised only by the executors or administrators of the Participant’s estate or by any person or persons who shall have acquired such right to exercise by will or by the laws of descent and distribution. No transfer by will or the laws of descent and distribution of any Incentive Award, or the right to exercise any Incentive Award, shall be effective to bind MDC unless the Committee shall have been furnished with (a) written notice thereof and with a copy of the will and/or such evidence as the Committee may deem necessary to establish the validity of the transfer and (b) an agreement by the transferee to comply with all the terms and conditions of the Incentive Award that are or would have been applicable to the Participant and to be bound by the acknowledgements made by the Participant in connection with the grant of the Incentive Award.

18. Expenses and Receipts

The expenses of the Plan shall be paid by MDC. Any proceeds received by MDC in connection with any Incentive Award will be used for general corporate purposes.

19. Governing Law

The Plan and the rights of all persons under the Plan shall be construed and administered in accordance with the laws of the State of New York, without regard to its conflict of law principles, except to the extent that the application of New York law would result in a violation of the Canadian Business Corporation Act.

22. Effective Date and Term of Plan

The Plan was adopted by the Board of Directors on April 27, 2011, subject to the approval of the Plan by the shareholders of MDC. No grants may be made under the Plan after April 27, 2021.

FORM OF PROXY — CLASS A SHARES

MDC PARTNERS INC.

FORM OF PROXY

THIS PROXY IS SOLICITED BY THE MANAGEMENT OF MDC PARTNERS INC. (“MDC PARTNERS”) FOR USE AT THE ANNUAL MEETING OF THE SHAREHOLDERS TO BE HELD ON JUNE 1, 2011.

The undersigned, a shareholder of MDC Partners, hereby nominates, constitutes and appoints as his or her nominee Mr. Miles S. Nadal, or failing him, Mr. Mitchell Gendel, or instead of any of the foregoing (strike out preceding names and print name of alternative nominee), with full power of substitution, to attend and vote all of the common shares of MDC Partners held by the undersigned for and on behalf of the undersigned at the annual meeting of shareholders of MDC Partners to be held on Wednesday, June 1, 2011 at the Core Club, 66 E. 55th Street, New York, N.Y. commencing at 10:00 a.m. (New York City time) (the “Meeting”) and at any adjournment or postponement thereof in the manner indicated:

1.	The nominees proposed by management to act as directors of MDC Partners, to hold office until successors are elected at the next annual meeting of MDC Partners, or any adjournment or postponement thereof, or until his successor is otherwise elected, are:

Miles S. Nadal
Robert J. Kamerschen
Clare Copeland
Thomas N. Davidson
Scott L. Kauffman
Michael J.L. Kirby
Stephen M. Pustil

to Vote FOR ☐ all nominees listed above (except for the following nominees from whom I withhold my vote):

or to ☐ WITHHOLD from Voting for all nominees

2.	to Vote FOR ☐ AGAINST ☐ or to WITHHOLD ☐ from Voting (or, if no specification is made, FOR), a resolution appointing BDO USA, LLP to act as auditors of MDC Partners and to authorize the directors to fix their remuneration.
3.	to Vote FOR ☐ AGAINST ☐ or to WITHHOLD ☐ from Voting (or, if no specification is made, FOR), a resolution approving the Company’s 2011 Stock Incentive Plan.
4.	to Vote FOR ☐ AGAINST ☐ or to WITHHOLD ☐ from Voting (or, if no specification is made, FOR), a non-binding advisory resolution on the Company’s executive compensation.
5.	to Vote for every ONE YEAR ☐ TWO YEARS ☐ THREE YEARS ☐ or to WITHHOLD ☐ from Voting (or, if no specification is made, ONE YEAR), with respect to a non-binding resolution on the frequency of shareholder advisory votes on executive compensation.

I HEREBY REVOKE ANY PRIOR PROXY OR PROXIES IN FAVOR OF THE NOMINEE. WITH RESPECT TO AMENDMENTS OR VARIATIONS TO ANY MATTER IN THE NOTICE OF MEETING AND ANY OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING, I HEREBY CONFER DISCRETIONARY AUTHORITY ON THE PERSON WHO VOTES AND ACTS ON MY BEHALF HEREUNDER TO VOTE WITH RESPECT TO AMENDMENTS OR VARIATIONS TO THE ABOVE MATTERS AND ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING, AS HE OR SHE THINKS FIT. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN ON ANY VOTE OR BALLOT CALLED.

DATED this        day of           , 2011.
PRINT NAME:
Signature of Registered Shareholder:

Number of Class A Shares Represented Hereby:

INSTRUCTIONS FOR PROXY:

1.	This proxy must be dated and signed by a shareholder or his or her attorney duly authorized in writing, or if the shareholder is a corporation, by the proper officers or directors under its corporate seal, or by an officer or attorney thereof duly authorized. When signing in a fiduciary or representative capacity, please give full title as such.
2.	A shareholder has the right to appoint a person to attend and act for him or her and on his or her behalf at the Meeting other than the persons designated in this form of proxy. Such right may be exercised by filling in the name of such person in the blank space provided and striking out the names of management’s nominees. A person appointed as nominee to represent a shareholder need not be a shareholder of MDC Partners. A person appointed as your proxy holder must be present at the Meeting to vote.
3.	If not dated, this proxy is deemed to bear the date on which it was mailed on behalf of the management of MDC Partners.
4.	Each shareholder who is unable to attend the Meeting is respectfully requested to date and sign this form of proxy and return it using the self-addressed envelope provided.
5.	To be valid, this proxy must be received by the proxy department of CIBC Mellon Trust Company, Attn: Proxy Department, P.O. Box 721, Toronto, Ontario M1S 0A1, not later than 4:30 pm (Eastern Daylight Time) on Monday, May 30, 2011, or 48 hours before the time of the holding of any adjourned or postponed Meeting, or delivered to the Chairman on the day of the Meeting or any adjournment or postponement thereof.
6.	Any of the joint holders of common shares of MDC Partners may sign a form of proxy in respect of such common shares but, if more than one of them is present at the Meeting or represented by proxy holder, then that one of them whose name appears first in the register of the holders of such common shares, or that one’s proxy holder will alone be entitled to vote in respect thereof.

FORM OF PROXY — CLASS B SHARES

MDC PARTNERS INC.

FORM OF PROXY

THIS PROXY IS SOLICITED BY THE MANAGEMENT OF MDC PARTNERS INC. (“MDC PARTNERS”) FOR USE AT THE ANNUAL MEETING OF THE SHAREHOLDERS TO BE HELD ON JUNE 1, 2011.

The undersigned, a shareholder of MDC Partners, hereby nominates, constitutes and appoints as his or her nominee Mr. Miles S. Nadal, or failing him, Mr. Mitchell Gendel, or instead of any of the foregoing (strike out preceding names and print name of alternative nominee), with full power of substitution, to attend and vote all of the common shares of MDC Partners held by the undersigned for and on behalf of the undersigned at the annual meeting of shareholders of MDC Partners to be held on Wednesday, June 1, 2011 at the Core Club, 66 E. 55th Street, New York, N.Y. commencing at 10:00 a.m. (New York City time) (the “Meeting”) and at any adjournment or postponement thereof in the manner indicated:

1.	The nominees proposed by management to act as directors of MDC Partners, to hold office until successors are elected at the next annual meeting of MDC Partners, or any adjournment or postponement thereof, or until his successor is otherwise elected, are:

Miles S. Nadal
Robert J. Kamerschen
Clare Copeland
Thomas N. Davidson
Scott L. Kauffman
Michael J.L. Kirby
Stephen M. Pustil

to Vote FOR ☐ all nominees listed above (except for the following nominees from whom I withhold my vote):

or to ☐ WITHHOLD from Voting for all nominees

2.	to Vote FOR ☐ AGAINST ☐ or to WITHHOLD ☐ from Voting (or, if no specification is made, FOR), a resolution appointing BDO USA, LLP to act as auditors of MDC Partners and to authorize the directors to fix their remuneration.
3.	to Vote FOR ☐ AGAINST ☐ or to WITHHOLD ☐ from Voting (or, if no specification is made, FOR), a resolution approving the Company’s 2011 Stock Incentive Plan.
4.	to Vote FOR ☐ AGAINST ☐ or to WITHHOLD ☐ from Voting (or, if no specification is made, FOR), a non-binding advisory resolution on the Company’s executive compensation.
5.	to Vote for every ONE YEAR ☐ TWO YEARS ☐ THREE YEARS ☐ or to WITHHOLD ☐ from Voting (or, if no specification is made, ONE YEAR), with respect to a non-binding resolution on the frequency of shareholder advisory votes on executive compensation.

I HEREBY REVOKE ANY PRIOR PROXY OR PROXIES IN FAVOR OF THE NOMINEE. WITH RESPECT TO AMENDMENTS OR VARIATIONS TO ANY MATTER IN THE NOTICE OF MEETING AND ANY OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING, I HEREBY CONFER DISCRETIONARY AUTHORITY ON THE PERSON WHO VOTES AND ACTS ON MY BEHALF HEREUNDER TO VOTE WITH RESPECT TO AMENDMENTS OR VARIATIONS TO THE ABOVE MATTERS AND ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING, AS HE OR SHE THINKS FIT. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN ON ANY VOTE OR BALLOT CALLED.

DATED this          day of           , 2011.

PRINT NAME:
Signature of Registered Shareholder:

Number of Class B Shares Represented Hereby:

INSTRUCTIONS FOR PROXY:

1.	This proxy must be dated and signed by a shareholder or his or her attorney duly authorized in writing, or if the shareholder is a corporation, by the proper officers or directors under its corporate seal, or by an officer or attorney thereof duly authorized. When signing in a fiduciary or representative capacity, please give full title as such.
2.	A shareholder has the right to appoint a person to attend and act for him or her and on his or her behalf at the Meeting other than the persons designated in this form of proxy. Such right may be exercised by filling in the name of such person in the blank space provided and striking out the names of management’s nominees. A person appointed as nominee to represent a shareholder need not be a shareholder of MDC Partners. A person appointed as your proxy holder must be present at the Meeting to vote.
3.	If not dated, this proxy is deemed to bear the date on which it was mailed on behalf of the management of MDC Partners.
4.	Each shareholder who is unable to attend the Meeting is respectfully requested to date and sign this form of proxy and return it using the self-addressed envelope provided.
5.	To be valid, this proxy must be received by the proxy department of CIBC Mellon Trust Company, Attn: Proxy Department, P.O. Box 721, Toronto, Ontario M1S 0A1, not later than 4:30 pm (Eastern Daylight Time) on Monday, May 30, 2011, or 48 hours before the time of the holding of any adjourned or postponed Meeting, or delivered to the Chairman on the day of the Meeting or any adjournment or postponement thereof.
6.	Any of the joint holders of common shares of MDC Partners may sign a form of proxy in respect of such common shares but, if more than one of them is present at the Meeting or represented by proxy holder, then that one of them whose name appears first in the register of the holders of such common shares, or that one’s proxy holder will alone be entitled to vote in respect thereof.